UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Adaptive Biotechnologies Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

1551 Eastlake Avenue East, Suite 200

Seattle, Washington 98102

April 23, 2021

Dear Adaptive Biotechnologies Corporation Shareholder:

You are cordially invited to the Adaptive Biotechnologies Corporation Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, June 11, 2021, at 9:00 a.m., Pacific Time.  The attached proxy is solicited on behalf of the board of directors of Adaptive Biotechnologies Corporation for use at the Annual Meeting, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying proxy statement, Notice of Annual Meeting of Shareholders (the “Notice”) and form of proxy.  The Annual Meeting will be held entirely via the Internet, broadcast from our corporate headquarters at 1551 Eastlake Avenue East, Suite 200, Seattle, Washington 98102.

To be admitted to the Annual Meeting, you must register prior to Wednesday, June 9, 2021, at 2:00 p.m., Pacific Time at www.proxydocs.com/ADPT and enter the control number found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials you previously received.  You may attend the meeting, vote your shares and submit questions electronically during the meeting via live webcast by registering at www.proxydocs.com/ADPT.  You must also follow subsequent instructions you may receive by electronic mail thereafter.  You may vote during the Annual Meeting by following the instructions available on the meeting access email.  At the Annual Meeting, you will be asked to elect three Class II directors to our board of directors, approve, on an advisory basis, the 2020 compensation of our named executive officers, determine the frequency of shareholder advisory votes regarding the compensation of our named executive officers and ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.  The accompanying Notice describes these matters.

We have elected to provide access to our proxy materials on the Internet under the Securities and Exchange Commission’s “notice and access” rules.  Our proxy materials are available at www.proxydocs.com/ADPT.  We are mailing a Notice of Internet Availability of Proxy Materials on or about April 23, 2021, which provides instructions on how to access our proxy materials and our 2020 Annual Report on the Internet.  Please read our proxy materials and our 2020 Annual Report carefully before submitting your proxy.

It is important that your shares are represented and voted at the Annual Meeting.  You may vote on the Internet or by telephone as instructed in the Notice of Internet Availability of Proxy Materials or, if you are receiving a paper copy of the proxy materials, complete, sign and date the enclosed proxy card and return it in the enclosed envelope as soon as possible.

We thank you for your support and participation.

Sincerely,

Chad Robins

Chairman, Co-Founder and Chief Executive Officer

1551 Eastlake Avenue East, Suite 200

Seattle, Washington 98102

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 11, 2021

To the Shareholders of Adaptive Biotechnologies Corporation:

The attached proxy is solicited on behalf of the board of directors of Adaptive Biotechnologies Corporation for use at the Annual Meeting of Shareholders to be held on June 11, 2021, at 9:00 a.m., Pacific Time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth below and in the accompanying proxy statement.  The Annual Meeting will be held entirely via the Internet.  Shareholders may participate in the Annual Meeting by registering at the following website: www.proxydocs.com/ADPT.  You will need the control number included on your Notice of Internet Availability of Proxy Materials, your proxy card or the instructions that accompanied your proxy materials for the following purposes:

1.

To elect three Class II director nominees to serve on the board of directors of Adaptive Biotechnologies Corporation for a three-year term expiring at the 2024 annual meeting of shareholders.  The three nominees for election to the board of directors are Michelle Griffin, Peter Neupert and Leslie Trigg;

2.	To approve, on a non-binding advisory basis, the compensation of our named executive officers as described in the proxy statement;
3.	To approve, on a non-binding advisory basis, the frequency of future advisory votes on named executive officers’ compensation;
4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and
5.	To conduct any other business properly brought before the meeting or any adjournments thereof.

We know of no other matters to come before the Annual Meeting.  Only shareholders of record of our common stock at the close of business on April 14, 2021 are entitled to notice of and to vote at the Annual Meeting or at any postponements or adjournments thereof.  For ten days prior to the meeting, a complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose germane to the meeting during ordinary business hours at our executive offices located at 1551 Eastlake Avenue East, Suite 200, Seattle, Washington 98102.

YOUR VOTE IS IMPORTANT.  PLEASE VOTE YOUR SHARES VIA THE INTERNET, THROUGH OUR TOLL-FREE TELEPHONE NUMBER (866-390-5390) OR BY SIGNING, DATING AND PROMPTLY RETURNING YOUR COMPLETED PROXY CARD.  IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 11, 2021: THIS PROXY STATEMENT, THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND THE ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYDOCS.COM/ADPT.

By order of the board of directors,

Stacy Taylor

Senior Vice President and General Counsel

April 23, 2021

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

Your proxy is solicited on behalf of the board of directors of Adaptive Biotechnologies Corporation (“Adaptive,” the “Company,” “we,” “us” or “our”), a Washington corporation, for use at our 2021 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, June 11, 2021, at 9:00 a.m., Pacific Time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement, as well as any business properly brought before the Annual Meeting.  Proxies are solicited to give all shareholders of record an opportunity to vote on matters properly presented at the Annual Meeting.  The Annual Meeting will be held entirely via the Internet.  To be admitted to and participate in the Annual Meeting, you must register prior to Wednesday, June 9, 2021, 2:00 p.m., Pacific Time at www.proxydocs.com/ADPT and enter the control number found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials you previously received.  Upon completing your registration, you will receive further instructions via email one hour prior to the start of the Annual Meeting, including your unique link that will allow you access to the Annual Meeting. You will have the ability to submit questions prior to and during the Annual Meeting.  Please be sure to follow instructions found on your proxy card and/or Voting Authorization Form and subsequent instructions that will be delivered to you via email.

Technical assistance will be available one hour prior to and during the Annual Meeting. Information related to technical assistance will be provided in the email with the sign-in instructions.  We recommend that you log in at least 15 minutes before the Annual Meeting to ensure you are logged in when the Annual Meeting starts.  You may vote during the Annual Meeting by following the instructions available on the meeting access email.

We have elected to provide access to our proxy materials over the Internet.  Accordingly, on or about April 23, 2021, we are mailing a Notice of Internet Availability of Proxy Materials to most of our shareholders of record, and paper copies of the proxy materials to certain other shareholders of record.  All shareholders will have the ability to access the proxy materials on the website referred to in the notice or request to receive a printed set of the proxy materials.  You can find instructions on how to request a printed copy by mail or electronically on the notice and on the website referred to in the notice, including an option to request paper copies on an ongoing basis.  On April 23, 2021, we intend to make this proxy statement available on the Internet and to commence mailing of the Notice of Internet Availability of Proxy Materials to all shareholders entitled to vote at the Annual Meeting.  We intend to mail this proxy statement, together with a proxy card, to those shareholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of such request.

Availability of Proxy Materials for the 2021 Annual Meeting

This proxy statement and our 2020 Annual Report are available at www.proxydocs.com/ADPT.  This website address contains: the Notice of Annual Meeting of Shareholders, the proxy statement and proxy card sample and the 2020 Annual Report.  You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Who Can Vote, Outstanding Shares

Record holders of our common stock as of the close of business on April 14, 2021, the record date for the Annual Meeting (the “Record Date”), are entitled to vote at the Annual Meeting on all matters to be voted upon.  As of the Record Date, there were 140,004,251 shares of our common stock outstanding.  On each matter presented to our shareholders for vote, the holders of common stock are entitled to one vote per share held as of the Record Date.

Voting of Shares

You may vote by attending the Annual Meeting and voting via the Internet, via our toll-free telephone number at 866-390-5390 or by submitting a proxy.  The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy and (2) for shares held as a record holder and shares held in “street name.”  If you are a shareholder of record on the Record Date, you can participate in the Annual Meeting online at www.proxypush.com/ADPT and vote your shares during the Annual Meeting.

Record Holder. If you hold your shares of common stock as a record holder and you are viewing this proxy statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice of Internet Availability of Proxy Materials previously mailed to you.  If you hold your shares of common stock as a record holder and you are reviewing a paper copy of this proxy statement, you may vote your shares by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the preaddressed, postage-paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card.

Hold in Street Name. If you hold your shares of common stock in street name, which means your shares are held of record by a broker, bank or other nominee, you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares.  Your broker, bank or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone.  In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the notice provided by your broker.

General. If you vote through these facilities, you should be aware that you may incur costs such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you.  If you vote through these facilities, then you need not return a written proxy card by mail.  The cost of soliciting proxies will be borne by us.  We may reimburse banks and brokers and other persons representing beneficial owners for their reasonable out-of-pocket costs.  We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the Annual Meeting via the Internet.  If you are a shareholder of record on the Record Date, you can participate in the Annual Meeting online at www.proxypush.com/ADPT and vote your shares during the Annual Meeting.  If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.

All shares entitled to vote and represented by properly submitted proxies (including those submitted electronically, telephonically and in writing), and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.  If no direction is indicated on a proxy, your shares will be voted as follows:

•	FOR each of the three Class II nominees for director named in this proxy statement;
•	FOR the compensation of our named executive officers, on an advisory basis (“Say-on-Pay”);
•	EVERY ONE YEAR for the frequency of our Say-on-Pay vote (“Say-on-Frequency”); and
•	FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.

The proxy gives each of Chad Robins, Chad Cohen and Stacy Taylor discretionary authority to vote your shares in accordance with their best judgment with respect to all additional matters that might come before the Annual Meeting.  If you receive more than one proxy card or Notice of Internet Availability of Proxy Materials, it means you hold shares that are registered in more than one account.  To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card or Notice of Internet Availability of Proxy Materials you receive.

Revocation of Proxy

If you are a shareholder of record, you may revoke your proxy at any time before your proxy is voted at the Annual Meeting by taking any of the following actions:

•	delivering to our Corporate Secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;
•	signing and delivering a new paper proxy relating to the same shares and bearing a later date than the original proxy;
•	submitting another proxy by telephone or over the Internet (your latest telephone or Internet voting instructions are followed); or
•	attending the Annual Meeting online and voting via Internet, although attendance at the Annual Meeting will not, by itself, revoke a proxy.

Written notices of revocation and other communications with respect to the revocation of Company proxies should be addressed to:

Adaptive Biotechnologies Corporation
1551 Eastlake Avenue East, Suite 200
Seattle, WA 98102
Attention: Corporate Secretary

If your shares are held in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee.  You must contact your broker, bank or other nominee to find out how to do so.  See below regarding how to vote live if your shares are held in street name.

Attendance at the Annual Meeting

We are excited to once again hold a virtual-only meeting.  Based on our experience in 2020, this format provides broad shareholder access to our meeting, allowing all shareholders with Internet connectivity to have a consistent experience regardless of location, ability to travel or similar factors.  We have found it also reduces costs for our shareholders and for us.  We have paid special attention to the meeting platform features, which provide shareholders the opportunity to vote, ask questions and otherwise participate in the meeting in a manner similar to – and in some ways superior to – traditional in-person shareholder meetings.  While this format is particularly useful in light of the continuing COVID-19 pandemic and related practical limitations on in-person interaction, we believe this format has the potential to facilitate more participation and shareholder engagement.

If you are the record holder of your shares, you may attend the meeting by registering at the following website: www.proxydocs.com/ADPT.  To participate in the Annual Meeting, you will need the control number included on the Notice of Internet Availability of Proxy Materials, your proxy card or the instructions that accompanied your proxy materials.  We refer to attending the meeting through this website as attendance “via Internet,” and it is considered the same as attendance in person for all corporate purposes.

If your shares are held in “street name,” in the name of a broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your broker, trustee or other nominee, or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the meeting and voting via the Internet.

Broker Non-Votes

Brokers or other nominees who hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners.  However, brokers are not allowed to exercise their voting discretion with respect to the election of directors or for the approval of other matters that are considered “non-routine” matters without specific voting instructions from the beneficial owner.  These non-voted shares are referred to as “broker non-votes.”  If your broker holds your common stock in “street name,” your broker will vote your shares on “non-routine” proposals only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this proxy statement.  Only Proposal No. 4 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter.  Proposals No. 1 (election of directors), No. 2 (Say-on-Pay) and No. 3 (Say-on-Frequency) are not considered routine matters, and without your instruction, your broker cannot vote your shares for those proposals.

Quorum and Votes Required

The inspector of elections appointed for the Annual Meeting will tabulate votes cast by proxy or live via Internet at the Annual Meeting.  The inspector of elections will also determine whether a quorum is present.  In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the votes entitled to be cast must be represented in person (via Internet) or by proxy at the Annual Meeting.  Shares that abstain from voting on any proposal, or that are represented by broker non-votes, will be treated as shares that are present and entitled to vote at the Annual Meeting for purposes of determining whether a quorum is present.

Proposal No. 1: Election of Directors. A plurality of the votes cast in the election of directors at the Annual Meeting is required for the election of directors.  Accordingly, the three Class II director nominees receiving the highest number of votes will be elected.  Abstentions, “withhold” votes and broker non-votes will have no effect on the outcome of the election of directors.  Shareholders are not permitted to cumulate votes with respect to the election of directors.

Proposal No. 2: Say-on-Pay Vote. We will consider the advisory approval of the compensation of our named executive officers to have been obtained if the number of votes cast for the proposal at the Annual Meeting exceeds the number of votes against the proposal.  Because abstentions and broker non-votes are neither votes for or against the proposal, they will have no effect on the outcome of the vote.  This vote is advisory and not binding on us, our board of directors or our compensation committee.

Proposal No. 3: Say-on-Frequency Vote. We will consider the advisory approval of the frequency of Say-on-Pay votes to be the frequency alternative (every one year, two years or three years) that receives a number of votes cast for the alternative that exceeds the number of votes cast for the other alternatives.  Because abstentions and broker non-votes are not votes for any of the alternatives, they will have no effect on the outcome of the vote.  If none of the frequency alternatives receives a majority of the votes cast, the frequency that receives the highest number of votes cast will be deemed to be the frequency recommended by the shareholders.  This vote is advisory and not binding on us, our board of directors or our compensation committee.

Proposal No. 4: Ratification of Independent Registered Public Accounting Firm.  The number of votes for must exceed the number of votes against in order to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm.  Abstentions are considered to be votes not cast on this proposal and thus will have no effect.  Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm, thus broker non-votes are not expected to result from the vote on Proposal No. 4.

In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof.  The board of directors knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement.  In addition, no shareholder proposal or nomination was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

Solicitation of Proxies

Our board of directors is soliciting proxies for the Annual Meeting from our shareholders.  We will bear the entire cost of soliciting proxies from our shareholders.  In addition to the solicitation of proxies by delivery of the Notice of Internet Availability of Proxy Materials or proxy statement by mail, we will request that brokers, banks and other nominees that hold shares of our common stock, which are beneficially owned by our shareholders, send Notices of Internet Availability of Proxy Materials, proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions.  We will reimburse those record holders for their reasonable expenses.  We do not intend to hire a proxy solicitor to assist in the solicitation of proxies.  We may use several of our regular employees, who will not be specially compensated, to solicit proxies from our shareholders, either personally or by telephone, Internet, facsimile or special delivery letter.

Communicating with our Board of Directors

Shareholders who wish to communicate with our board of directors or specific individual directors may do so by letter sent to our principal executive offices, addressed to the attention of our Corporate Secretary.  Our Corporate Secretary reviews all communications and forwards them to the intended recipient(s) consistent with a screening policy, which provides that sales materials, routine items, and items unrelated to the duties and responsibilities of the board of directors are not relayed to directors.

Shareholder Recommendations for Director Nominees

In evaluating potential director nominees, our nominating and corporate governance committee will consider director candidates recommended by our shareholders, provided such recommendations are validly made by the Company’s shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) and our Bylaws.  Shareholders who wish to recommend a candidate to our nominating and corporate governance committee for consideration for nomination should send to us, at our principal executive offices, information regarding the candidate.

Shareholder List

A list of shareholders eligible to vote at the Annual Meeting will be available for inspection, for any purpose germane to the Annual Meeting, at our principal executive offices during regular business hours for a period of no less than ten days prior to the Annual Meeting.  Information required to gain access to the list of shareholders eligible will also be provided upon request during the same time period.

Forward-Looking Statements

This proxy statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995).  These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements.  The forward-looking statements may include statements regarding actions to be taken by us.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.  Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, and in our periodic reports on Form 10-Q and our current reports on Form 8-K.

CORPORATE GOVERNANCE

Our board of directors consists of eight members.  Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.  Our Articles of Incorporation and Bylaws provide that our directors may only be removed for cause and then only by the holders of the shares entitled to elect the director or directors whose removal is sought if, with respect to a particular director, the number of votes cast in favor of removing such director (or the entire board of directors) exceeds the number of votes cast against removal, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by the affirmative vote of a majority of our directors then in office.

Director Independence

Our board of directors has determined that all members of our board of directors, except Chad Robins, are independent directors for purposes of the rules of Nasdaq and the Securities and Exchange Commission (“SEC”).  In making this determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant, including the beneficial ownership of our common stock by each non-employee director.  The composition and functioning of our board of directors and each of our committees complies with all applicable requirements of Nasdaq and the rules and regulations of the SEC.

Family Relationships

Chad Robins, our Chief Executive Officer and Chairman of our board of directors, is the brother of Dr. Harlan Robins, our Chief Scientific Officer.  There are no other family relationships among any of our directors or executive officers.

Staggered Board

In accordance with the terms of our Articles of Incorporation and Bylaws, our board of directors is divided into three staggered classes of directors and each director is assigned to one of the three classes.  At each annual meeting of the shareholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring.  The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of shareholders to be held during the years 2021 for Class II directors, 2022 for Class III directors and 2023 for Class I directors.

•	Our Class I directors are Katey Einterz Owen, PhD, and Robert Hershberg, PhD, MD;
•	Our Class II directors are Michelle Griffin, Peter Neupert and Leslie Trigg; and
•	Our Class III directors are Kevin Conroy, Michael Pellini, MD and Chad Robins.

Our Articles of Incorporation and Bylaws provide that the number of directors shall be fixed from time to time by a resolution of the majority of our board of directors.

The division of our board of directors into three classes with staggered three-year terms may delay or prevent shareholder efforts to effect a change of our management or a change in control.

Diversity, Equity and Inclusion

We pride ourselves on inclusive team building, product design and gender diversity at all levels of management, including the board of directors.  We are committed to creating and maintaining a culture of belonging.  In 2020, we expanded and implemented several diversity and inclusion initiatives.  We launched multiple employee resource groups, including Women@Adaptive, Adaptive PRIDE, Black Adapter Network and Working Life and Wellness.  We developed diversity sourcing programs and implemented hiring manager diversity training.  We also established an Equity Advisory Council of senior leaders focused on specific objectives looking at clinical studies, commercial engagement, recruiting and retention through a diversity and inclusion lens.  We also integrated hidden bias training into our Leader of People Program.  Most recently, we launched a STEM minority mentoring program with a local university.  Further, the recent addition of Ms. Trigg and Dr. Owen to the board of directors affirms our commitment to gender diversity at a board level.

Employee Development and Training

We prioritize employee development and training and have established programs to support a culture of employee development. Specifically, in 2020, we offered multiple learning solutions, including our Leader Orientation Program, our Leader of People Program, and our L-re:combinator Program. Our Leader Orientation Program is an eight-week blended learning program that features self-paced online learning and live virtual training, designed to train new line to mid-level leaders about our culture, HR policies, communication, motivation and more. Our Leader of People Program is a three-part, 15-week program designed to train leaders on change management, interviewing and hiring the best talent, having difficult discussions and creating alignment. Our L-re:combinator Program is a peer-to-peer learning group that provides mid-level managers with education, support and collaboration opportunities.  In 2020, over 100 Adapters attended leadership development programs and consumed over 2,000 hours of training.

Environmental

We are committed to operating in an environmentally responsible and efficient manner to minimize adverse impacts on the environment.  As part of our AdaptiGREEN initiative, we have implemented a variety of composting and recycling programs, including recycling of cardboard, Styrofoam, batteries, Keurig Coffee Pods, and sustainable disposition of biohazard waste. Our biohazard waste is destroyed by incineration and the energy generated is captured and used to heat homes on the west coast. Our laboratories reduce energy consumption by utilizing a “night set back” function which reduces the number of air changes per hour and the flow of ventilation in our fume hoods at night. With respect to Adaptive commuter programs, Adaptive follows the King County Commuter Trip Reduction program; we actively support commuting via bike and we provide all the amenities required – secure bike storage and full-service shower rooms. Charging stations for electric car and bike charging stations are also provided in the buildings utilized by Adaptive staff. In addition, a substantial number of our employees work from home, which presents the opportunity for a reduced carbon footprint.  In connection with our expansion into a new corporate headquarters at 1165 Eastlake Avenue East, we are collaborating with our landlord to establish sustainability programs such as laboratory equipment and electronics recycling.

We also expect our suppliers to operate in an environmentally responsible and efficient manner.  Our supplier code of conduct requires suppliers to comply with all applicable environmental regulations; have systems in place to ensure safe handling, movement, storage, recycling, reuse or management of waste, air emissions and wastewater discharges; and have systems in place to prevent and mitigate accidental spills and releases of fuels, raw materials, chemicals, intermediates, products and other hazardous materials to the environment.

Clinical Studies / ImmuneCODE

In 2020, in response to the COVID-19 pandemic, we extended our collaboration with Microsoft and initiated the ImmuneCODE Program to collect, analyze and publicize data about the T cell receptors specific to SARS-CoV-2. We opened our own prospective 1,000 patient study called ImmuneRACE to collect blood samples from people who have been exposed, are actively fighting or have recently recovered from COVID-19 and we are also collecting approximately 4,000 samples from participating institutions around the world that are interested in contributing to this massive effort. Our goal is to leverage the existing capabilities of our high throughput platform to generate an unprecedented amount of T cell data from these patients to understand the adaptive immune response to COVID-19. Importantly, we are making these data freely available to researchers, public health officials and organizations around the world via an open data access portal with the goal to advance solutions to the pandemic.

Product Safety

We are committed to ensuring that our products are manufactured and supplied at high standards of quality. Our manufacturing operations are conducted in compliance with applicable regulatory requirements, Good Clinical Laboratory Practices and our own internal rigorous quality standards.  We also require that our suppliers and partners adhere to high standards, and we conduct audits and oversight of our supply chain.

In addition, it is our policy to comply with all applicable drug, medical device, diagnostic, clinical laboratory and research laws and regulations, including Food and Drug Administration (“FDA”) registration, notification, and/or approval, marketing and sales, research and manufacturing requirements, such as Good Laboratory Practices, Good Manufacturing Practices and Good Clinical Practices, as applicable.  We also comply with Clinical Laboratory Improvement Amendments of 1988 requirements and related regulations for clinical laboratory testing, where applicable.

BOARD LEADERSHIP STRUCTURE

Our board of directors has adopted corporate governance guidelines covering, among other things, the duties and responsibilities of and independence standards applicable to our directors and board committee structures and responsibilities.  These guidelines are available on the “Corporate Governance” section of our website at https://investors.adaptivebiotech.com/governance/governance-documents.  Our corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of chairperson of our board of directors and Chief Executive Officer and to appoint a lead independent director in accordance with its determination that using one or the other structure would be in our best interests.  Chad Robins is the current chairman of our board of directors and Peter Neupert currently serves as the lead independent director of our board of directors.

Our board of directors has concluded that our current leadership structure is appropriate at this time.  Our board of directors continues to believe that the combined role of chairperson and Chief Executive Officer promotes united leadership and direction and provides management a clear focus to execute our strategy and business plans.  As Chief Executive Officer, Mr. Robins is best suited to ensure that critical business issues are brought before our board of directors, which enhances our board of directors’ ability to develop and implement business strategies.  In his role as lead independent director, Mr. Neupert presides over the independent director sessions of our board of directors in which Mr. Robins, as our Chief Executive Officer, does not participate and serves as a liaison to management on behalf of the non-employee members of our board of directors. Mr. Neupert has been on our board of directors since December 2013, is an independent director who serves on our compensation committee and our nominating and corporate governance committee, has been an executive officer of public companies, and has meaningful experience as an independent director for other public companies. Accordingly, we believe Mr. Neupert provides a strong voice for our independent directors.

All directors are encouraged to suggest the inclusion of agenda items and meeting materials, and any director is free to raise at any board meeting items that are not on the agenda for that meeting.

Our non-employee directors regularly meet in executive sessions without the presence of any members of management.  The lead independent director presides at these meetings and provides the guidance and feedback of our non-employee directors to our Chairman and management team.

Our board of directors, as a whole, has responsibility for risk oversight, and each committee of our board of directors oversees and reviews risk in areas that are relevant to it, including: (1) for the compensation committee, risks associated with the Company’s compensation arrangements and policies; (2) for the nominating and corporate governance committee, periodic review and update of our code of conduct and ethics; and (3) for the audit committee, internal controls and regulatory risks related to accounting and finance.  The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes, which are designed to provide visibility to our board of directors and to our personnel who are responsible for risk assessment information about the identification, assessment and management of critical risks.

Attendance by Members of the Board at Meetings

Our board of directors held six meetings and acted by written consent seven times during the year ended December 31, 2020.  During 2020, all then incumbent directors attended at least 75% of the combined total of (1) all board meetings and (2) all meetings of committees of our board of which the incumbent director was a member.  Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that, absent compelling circumstances, each of our directors will attend our Annual Meeting via the Internet.  All directors attended the virtual annual meeting in 2020.

Executive Sessions

Our non-employee directors meet regularly in executive sessions without management to consider such matters as they deem appropriate.  Our lead independent director, Mr. Neupert, presides over all executive sessions.

Committees of our Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operates pursuant to a written charter adopted by our board of directors.  Our board of directors may also establish other committees from time to time to assist the board of directors.  The composition and functioning of all of our committees comply with all applicable requirements of the Sarbanes-Oxley Act, Nasdaq and SEC rules and regulations, subject to applicable phase-in periods for committees.  Each committee has a charter, which is available on our website at www.adaptivebiotech.com.

Independence and Current Committee Positions

Name	Independent	Audit Committee	Compensation Committee	Nominating and Governance Committee
Leslie Trigg	Yes	Member
Katey Einterz Owen, PhD	Yes
Michelle Griffin	Yes	Member (Chair)
Robert Hershberg, PhD, MD	Yes		Member (Chair)
Peter Neupert(1)	Yes		Member	Member (Chair)
Kevin Conroy	Yes		Member	Member
Michael Pellini, MD	Yes	Member		Member
Chad Robins	No

(1)	Lead Independent Director

Audit Committee

During 2020, Michelle Griffin, Eric Dobmeier and Michael Pellini, MD served on the audit committee, which is currently chaired by Ms. Griffin.  David Goel also served on the audit committee until June 2020, and in March 2021, Ms. Trigg replaced Mr. Dobmeier on the audit committee.  The audit committee met seven times during fiscal year 2020.  Our board of directors has determined that each member of the audit committee is “independent” as that term is defined in Nasdaq rules and has sufficient knowledge in financial and auditing matters to serve on the audit committee.  In addition, our board of directors has determined that Ms. Griffin, Ms. Trigg and Dr. Pellini each meet the heightened independence requirements for audit committee members required under Section 10A of the Exchange Act and related SEC and Nasdaq rules.  Mr. Dobmeier met these requirements prior to his resignation in March 2021.  For 2020, Mr. Goel did not meet these heightened independence requirements because he may have been deemed to have investment and voting power over the shares of our common stock held by Matrix Fund in his capacity as the sole Managing General Partner of Matrix Capital Management, LP, and we relied, until June 2020, on the phase-in schedules set forth in Rule 10A-3(b)(1)(iv)(A) under the Exchange Act with respect to Mr. Goel’s service on the audit committee, which ended prior to the first anniversary of our initial public offering.  We do not believe such reliance materially adversely affected the ability of the audit committee to act independently and to satisfy the other applicable legal requirements during Mr. Goel’s service.

Our board of directors has determined that each member of the audit committee is an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K.  The audit committee’s responsibilities include:

•	appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;

•	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
•

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures, as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•

recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements should be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
•	reviewing related person transactions for potential conflict of interest situations and approving all such transactions; and
•	reviewing quarterly earnings releases.

Compensation Committee

Robert Hershberg, PhD, MD, Peter Neupert and Kevin Conroy serve on the compensation committee, which has been chaired by Dr. Hershberg since June 2020. Dr. Andris Zoltners served on the compensation committee until June 2020.  The compensation committee met five times during fiscal year 2020, and each member attended all meetings.  Our board of directors has determined that each member of the compensation committee is “independent” as that term is defined in Nasdaq rules and is a “non-employee director” under Rule 16b-3 under the Exchange Act.  In addition, our board of directors has determined that Dr. Hershberg, Mr. Neupert and Mr. Conroy each meet the heightened independence requirements for compensation committee purposes under Section 10C of the Exchange Act and related SEC and Nasdaq rules.  The compensation committee’s responsibilities include:

•	reviewing and approving our philosophy, strategies, policies and plans with respect to the compensation of our Chief Executive Officer and our other executive officers;
•	making recommendations to our board of directors with respect to the compensation of our Chief Executive Officer and our other executive officers;
•	reviewing and assessing the independence of compensation advisors;
•	overseeing and administering our equity incentive plans;
•	reviewing and making recommendations to our board of directors with respect to director compensation; and
•	preparing the compensation committee reports required by the SEC, including our “Compensation Discussion and Analysis” disclosure.

The compensation committee, during its first meeting of the year, addresses achievements of the prior year’s corporate goals for purposes of determining annual cash incentive awards.  Following that, most of the significant adjustments to compensation are made to base salary, annual cash incentive and equity awards at the compensation committee’s second meeting of the year, typically held during the first quarter.  Specific issues considered with respect to compensation for fiscal year 2020 included salary, annual cash incentives and equity compensation in light of our second year as a public company and the impact of the COVID-19 pandemic, as well as executive officer compensation in light of the products and services developed in response to the pandemic, such as immunoSEQ T-MAP COVID and T-Detect COVID; equity compensation programming, including the development of guidelines to be used for future equity grant cycles, the proper mix of equity vehicles, providing overall pool budgeting and modeling and providing updates with regards to long-term incentive trends among peers; and the non-executive equity compensation program.

The compensation committee also considers at various meetings throughout the year matters related to individual current and future officer compensation, such as compensation for prospective new hires for both our established and emerging lines of business, as well as high-level issues related to compensation strategy, such as efficacy of the current strategy, potential modifications to the strategy, risks created by the strategy, new regulatory requirements and/or the adoption of new trends, and recruitment and retention concerns.

Nominating and Corporate Governance Committee

Kevin Conroy, Michael Pellini, MD, and Peter Neupert serve on the nominating and corporate governance committee, which has been chaired by Mr. Neupert since June 2020.  The nominating and corporate governance committee met twice during 2020.  Our board of directors has determined that each of Mr. Conroy, Dr. Pellini and Mr. Neupert is “independent” as defined in Nasdaq rules.  Mr. Chad Robins, who served as chair of the nominating and corporate governance committee until June 2020, is not “independent” because he is our Chief Executive Officer and we relied on the phase-in schedules set forth in Nasdaq listing rule 5615(b)(1) with respect to Mr. Robins’ historical service on the nominating and corporate governance committee.  The nominating and corporate governance committee’s responsibilities include:

•	developing and recommending to the board of directors criteria for board and committee membership, which criteria is set forth in Appendix A of this proxy statement;
•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by shareholders;
•	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•	identifying and screening individuals qualified to become members of the board of directors;
•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;
•	developing and recommending to the board of directors a code of business conduct and ethics and a set of corporate governance guidelines; and
•	overseeing the evaluation of our board of directors and management.

The nominating and corporate governance committee will consider director candidates recommended by shareholders on the same basis that it evaluates other nominees for director. Shareholders who wish to recommend a candidate to our nominating and corporate governance committee for consideration for nomination should send to us, at our principal executive offices, information regarding the candidate.  In order to identify potential director candidates, the committee may utilize its or our existing networks or retrain a third-party recruiting firm.

At a minimum, the nominating and corporate governance committee considers individual qualifications, including relevant career experience, strength of character, maturity of judgment and familiarity with our business and industry, in addition to the factors set forth in Appendix A of this proxy statement, as well as all other factors it considers appropriate.  With respect to nominations made directly by shareholders, the committee will consider the factors enumerated above. While we have no formal policy with respect to shareholder nominees, the committee will consider recommendations validly made by our shareholders pursuant to Rule 14a-8 under the Exchange Act and our Bylaws.

While we do not have a formal policy on diversity for members of the board of directors, the nominating and corporate governance committee values the need for diversity of director skills and viewpoints when considering new candidates, as evidenced by the recent recruitment and appointment of Ms. Trigg and Dr. Owen.

Compensation Committee Interlocks and Insider Participation

During 2020, Kevin Conroy, Robert Hershberg, PhD, MD, Peter Neupert and Andris Zoltners, PhD served as members of our compensation committee.  None of the members of our compensation committee has during the prior fiscal year been one of our officers or employees or, except for Dr. Zoltners, had a relationship requiring disclosure under “Relationships and Related Party Transactions.”  None of our executive officers currently serves, nor in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

With respect to Dr. Zoltners, we were historically party to a management services agreement with ZS Associates (“ZS Agreement”), pursuant to which ZS Associates provided us with certain sales and marketing services pursuant to agreed-upon work orders.  We amended and restated the ZS Agreement in 2020.  Dr. Zoltners was one of our directors and a founding director of ZS Associates.  For the fiscal year ended December 31, 2020, we paid ZS Associates $127,000 for services provided under the ZS Agreement.  See “Relationships and Related Party Transactions.”  Dr. Zoltners resigned from our board of directors in October 2020.

CODE OF CONDUCT

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.  A current copy of the code is posted on our website at www.adaptivebiotech.com.  If we make any substantive amendments to, or grant any waivers from, the code for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

DIRECTOR COMPENSATION

The following table presents the total compensation for each person who served as a non-employee member of our board of directors during the year ended December 31, 2020.  Other than as set forth in the table and described more fully below, we did not pay any compensation, make any additional equity awards or non-equity awards to or pay any other compensation to any of the non-employee members of our board of directors in 2020.  We reimburse non-employee members of our board of directors for reasonable travel and out-of-pocket expenses incurred in attending meetings of our board of directors and committees of our board of directors.

We also do not, and do not expect to, provide separate compensation to our directors who are also our employees, such as Chad Robins, our Chief Executive Officer.  Mr. Robins’ compensation as our principal executive officer in 2020 is reported in the “Executive Compensation” section of this proxy statement.

Name	Fees earned or paid in cash ($)	Option awards(1) ($)	Total ($)
Kevin Conroy(2)	40,000	169,989	209,989
Eric Dobmeier(3)	40,000	169,989	209,989
David Goel(4)	40,000	169,989	209,989
Michelle Griffin(5)	60,000	169,989	229,989
Robert Hershberg, PhD, MD(6)	47,500	169,989	217,489
Peter Neupert(7)	87,500	169,989	257,489
Michael Pellini, MD(8)	40,000	169,989	209,989
Andris Zoltners, PhD(9)	31,522	169,989	201,511

(1)

In accordance with SEC rules, amounts in this column reflect the aggregate grant date fair value of stock options granted during 2020 computed in accordance with ASC Topic 718, Compensation—Stock Compensation (“ASC 718”), rather than the amounts paid or realized by the named individual.  We provide information regarding the assumptions used to calculate the value of all stock options made to our directors in Note 13 to our audited financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2020.

(2)	As of December 31, 2020, Mr. Conroy held options to purchase 133,888 shares of our common stock, 59,489 of which were vested and exercisable as of such date.
(3)	As of December 31, 2020, Mr. Dobmeier held options to purchase 88,888 shares of our common stock, 87,406 of which were vested and exercisable as of such date.
(4)	As of December 31, 2020, Mr. Goel held options to purchase 8,888 shares of common stock, 7,406 of which were vested and exercisable as of such date.

(5)	As of December 31, 2020, Ms. Griffin held options to purchase 109,888 shares of our common stock, 38,093 of which were vested and exercisable as of such date.
(6)	As of December 31, 2020, Dr. Hershberg held options to purchase 127,888 shares of our common stock, 126,406 of which were vested and exercisable as of such date.
(7)	As of December 31, 2020, Mr. Neupert held options to purchase 313,888 shares of our common stock, 312,406 of which were vested and exercisable as of such date.
(8)	As of December 31, 2020, Dr. Pellini held options to purchase 98,888 shares of our common stock, 53,656 of which were vested and exercisable as of such date.
(9)	Dr. Zoltners resigned on October 14, 2020 and had no outstanding options to purchase shares of our common stock as of December 31, 2020.

Our board of directors has adopted a non-employee director compensation policy, amended on February 14, 2021, that is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors.  Specifically, we provide $50,000 annual cash payments, payable quarterly in arrears, to each director who is not an employee of ours, with additional amounts for those serving as Lead Independent Director and chairpersons of our audit, compensation, and nominating and corporate governance committees, as set forth below:

Additional annual fee ($)
Lead Independent Director	35,000
Audit Committee Chairperson	20,000
Compensation Committee Chairperson	15,000
Nominating and Corporate Governance Committee Chairperson	10,000

In addition, subject to board discretion, each non-employee director initially elected or appointed to our board of directors will receive a grant of stock options and restricted stock units with a target economic value equivalent to $400,000 with value determined in accordance with the director compensation policy.  With respect to the stock option grant, 25% of the shares vest on the first anniversary of the vesting commencement date and 1/48th of the shares vest in monthly installments thereafter, subject to continuous service through each applicable vesting date.  With respect to the restricted stock unit grant, 25% of the shares vest on each of the first four anniversaries of the vesting commencement date, subject to continuous service through each applicable vesting date.

On or following the first meeting of our board of directors of each calendar year, each continuing non-employee director will also receive a grant of stock options and restricted stock units with a target economic value equivalent to $200,000 with value determined in accordance with the director compensation policy.  With respect to the stock option grant, 1/12th of the shares vest on each of the first twelve months following the vesting commencement date, subject to continuous service through each applicable vesting date.  With respect to the restricted stock unit grant, 100% of the shares vest on the first anniversary of the vesting commencement date, subject to continuous service through each applicable vesting date.

The aggregate amount of compensation under our 2019 Equity Incentive Plan (the “2019 Plan”), including both the grant date fair value of equity compensation and cash compensation, paid to any non-employee director in a calendar year will not exceed $750,000 for the first year of service and $600,000 for each year of service thereafter.

PROPOSAL 1

ELECTION OF DIRECTORS

Pursuant to our Articles of Incorporation and our Bylaws, the total number of directors constituting the board of directors is fixed from time to time by the board.  The current authorized number of directors is fixed at eight.  The board of directors is divided into three classes, each containing as nearly as possible an equal number of directors.  The current term of office of our Class II directors expires at the Annual Meeting, while the term for our Class III directors will expire at our 2022 annual meeting of shareholders and the term for our Class I directors expires at our 2023 annual meeting of shareholders.  Based upon the recommendation of our nominating and corporate governance committee, the board has nominated Michelle Griffin, Peter Neupert and Leslie Trigg, all current Class II directors, for election at the Annual Meeting.  Each director elected at the Annual Meeting will serve a three-year term expiring at our 2024 annual meeting of shareholders and until his or her successor is duly elected and qualified as a Class II Director, or until his or her earlier death, resignation or removal.  At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the three nominees named in this proxy statement.

The board of directors and the nominating and governance committee believe the skills, qualities, attributes and experience of our directors provide us with business acumen and a diverse range of perspectives to engage each other and management to effectively address our evolving needs and represent the best interests of our shareholders.

Vacancies on the board, including any vacancy created by an increase in the size of the board, may be filled only by a majority of the directors remaining in office, even though less than a quorum of the board, or a sole remaining director.  A director elected by the board to fill a vacancy will serve until the next election of the class of directors for which such director was chosen and until such director’s successor is elected and qualified, or until such director’s earlier retirement, resignation, disqualification, removal or death.

If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the board of directors or the number of directors may be reduced accordingly.  Each nominee has agreed to serve if elected and the board of directors has no reason to believe that any nominee will be unable to serve.

Our Directors

Our continuing directors and their respective ages (as of April 23, 2021) and class designation are as follows:

Name	Age	Director Designation
Katey Einterz Owen, PhD	52	Class I Director
Robert Hershberg, PhD, MD	58	Class I Director
Michelle Griffin	55	Class II Director
Peter Neupert	65	Class II Director
Leslie Trigg	50	Class II Director
Kevin Conroy	55	Class III Director
Michael Pellini, MD	55	Class III Director
Chad Robins	46	Class III Director

Information about Class II Director Nominees

Set forth below is biographical information for each nominee and a summary of the specific qualifications, attributes, skills and experiences which led our board of directors to conclude that each nominee should serve on the board of directors at this time.  In order to better understand the biographical information set forth below, please note that Adaptive Biotechnologies Corporation was formed in September 2009 and our initial public offering closed in July 2019.

Michelle Griffin has served on our board of directors since March 2019.  Ms. Griffin currently serves on the board of directors of Acer Therapeutics, Inc., a public company, including as chair of the audit committee.  Ms. Griffin also currently serves on the board of directors of HTG Molecular Diagnostics, Inc., a public company, including as chair of the audit committee as well as serves on the board of directors of Chinook Therapeutics, Inc., a public company, including as chair of the audit committee.  Ms. Griffin previously served on the board of directors and as chair of the audit committee of PhaseRx, Inc., formerly a public company, from 2016 to 2018, OncoGenex Pharmaceuticals Inc. (now Achieve Life Sciences, Inc.) from 2008 to 2011 and Sonus Pharmaceuticals, Inc. (now Achieve Life Sciences, Inc.), from 2004 to 2008.  Ms. Griffin served as Executive Vice President, Operations, and Chief Financial Officer at OncoGenex Pharmaceuticals, Inc. from 2011 to 2013, served as Acting Chief Executive, Senior Vice President and Chief Operating Officer at Trubion Pharmaceuticals, Inc. from 2009 until its acquisition in 2010 and as its Chief Financial Officer from 2006 to 2009 and served as Senior Vice President and Chief Financial Officer of Dendreon Corp. from 2005 to 2006.  Ms. Griffin holds a BS in marketing from George Mason University and an MBA from Seattle University.  We believe Ms. Griffin is qualified to serve as a member of our board of directors based on our review of her extensive operational experience in the biotechnology industry and deep experience in public company financial matters.

Peter Neupert has served as a member of our board of directors since December 2013.  Mr. Neupert served as an Operating Partner at Health Evolution Partners, a private equity fund, from February 2012 to July 2014.  Prior to joining Health Evolution Partners, Mr. Neupert served as Corporate Vice President, Health Solutions Group at Microsoft from August 2005 to January 2012, and as the Chief Executive Officer and Chairman of the board of directors of Drugstore.com, which he founded in 1998.  Mr. Neupert currently serves on the board of directors of Laboratory Corporation of America Holdings, a public clinical laboratory company, and he previously served as a member of the board of directors of NextGen Healthcare, Inc., a public software company, and several private companies.  Mr. Neupert served as a member of the Board of Trustees of Fred Hutchinson Cancer Research Center from 2007 to 2020.  Mr. Neupert holds an MBA from the Tuck

School of Business at Dartmouth College and a BA in Philosophy from Colorado College.  We believe Mr. Neupert is qualified to serve on our board of directors based on his extensive experience in leadership roles in the health services sector and as a member of the board of directors of several organizations in the biotechnology industry.

Leslie Trigg has served as a member of our board of directors since March 2021.  Ms. Trigg is President and Chief Executive Officer and member of the board of directors of Outset Medical Inc., a medical technology company transforming dialysis care.  Prior to November 2014, Ms. Trigg was an Executive in Residence at Warburg Pincus, a private equity firm, from March 2012 to March 2014. Prior to that, Ms. Trigg served in several roles at Lutonix (acquired by CR Bard), a medical device company, from January 2010 to February 2012, most recently as Executive Vice President, and as Chief Business Officer of AccessClosure (acquired by Cardinal Health), a medical device company, from September 2006 to June 2009. She also previously held positions with FoxHollow Technologies (acquired by ev3/Covidien), a manufacturer of devices to treat peripheral artery disease, Cytyc, a diagnostic and medical device company, Pro-Duct Health (acquired by Cytyc), a medical device company, and Guidant, a cardiovascular medical device company. Ms. Trigg holds a BS from Northwestern University and an MBA from The Haas School of Business, UC Berkeley.  We believe Ms. Trigg is qualified to serve on our board of directors based on her executive leadership experience in the biotechnology industry, including experience managing sustained revenue and commercial growth in a strategic manner.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE THREE NAMED CLASS II DIRECTOR NOMINEES.

Information about Other Directors Not Standing for Election at this Meeting

Class III Directors with Terms Expiring at the 2022 Annual Meeting

Kevin Conroy has served on our board of directors since April 2019.  Mr. Conroy has served as the President, Chief Executive Officer and Chairman of the board of directors of Exact Sciences Corporation, a public molecular diagnostic company, since March 2009.  Mr. Conroy also serves on the board of directors of Epizyme, Inc., a public clinical-stage biopharmaceutical company, and CM Life Sciences II, Inc., a public special purpose acquisition company sponsored by affiliates of Casdin Capital, LLC and Corvex Management LP.  Prior to joining Exact Sciences Corporation, Mr. Conroy served as President and Chief Executive Officer of Third Wave Technologies, Inc., a molecular diagnostics company, from 2005 to 2008.  From 2019 to 2021, Mr. Conroy served on the board of directors of ARYA Sciences Acquisition Corp., a public special purpose acquisition company sponsored by an affiliate of Perceptive Advisors LLC. Mr. Conroy holds a JD from the University of Michigan Law School and a BS in Electrical Engineering from Michigan State University.  We believe Mr. Conroy is qualified to serve on our board of directors because of his extensive business, legal and executive leadership experience in the biotechnology industry.

Michael Pellini, MD, has served on our board of directors since February 2018.  Dr. Pellini currently serves as a Managing Partner of Section 32, LLC, a technology and life sciences-based venture capital fund.  Dr. Pellini currently serves as a member of the board of directors of the Personalized Medicine Coalition and the Mission Hospital Foundation and several private companies.  Dr. Pellini previously served as Chairman of the board of directors, Chief Executive Officer and President at Foundation Medicine, Inc., a molecular information company, which was acquired by F. Hoffmann-La Roche Ltd. in 2018.  Dr. Pellini holds an MD from Jefferson Medical College, an MBA from Drexel University and a BA in Economics from Boston College.  We believe Dr. Pellini is qualified to serve on our board of directors because of his medical and clinical experience in the biotechnology industry.

Chad Robins co-founded our company in September 2009 and has served as our Chief Executive Officer and a member of our board of directors since incorporation.  Mr. Robins currently serves on the board of directors of CM Life Sciences III, Inc., a public special purpose acquisition company sponsored by affiliates of Casdin Capital, LLC and Corvex Management LP.  Mr. Robins served on the board of directors of ARYA Sciences Acquisition Corp II, a public special purpose acquisition company, from June 2020 to October 2020.  Prior to co-founding our company, Mr. Robins held numerous executive-level positions in medical technology, investment and real estate companies.  Mr. Robins holds an MBA from The Wharton School at the University of Pennsylvania and a BS in Managerial Economics from Cornell University.  We believe Mr. Robins is qualified to serve as a member of our board of directors based on our review of his experience, qualifications, attributes and skills, including co-founding our company and his executive leadership experience in the biotechnology industry.

Class I Directors with Terms Expiring at the 2023 Annual Meeting

Katey Einterz Owen, PhD, has served as a member of our board of directors since March 2021.  Dr. Owen has served as Director, Neglected Tropical Diseases at the Bill & Melinda Gates Foundation, a private foundation with the goal to enhance healthcare and reduce extreme poverty, since July 2017.  At the Bill & Melinda Gates Foundation, Dr. Owen holds end-to-end responsibilities for a portfolio of investments with the goal to eliminate tropical diseases from the planet.  Dr. Owen joined the Gates Foundation in 2013 as Deputy Director for Vaccine Development, supporting a portfolio of approximately 100 different vaccines in development.  Prior to joining the Gates Foundation, Dr. Owen held roles of increasing responsibility at Merck & Co., including Executive Director, Merck Vaccines, Sr. Director, Merck Manufacturing Division, and Director, Merck Research Laboratories.  Dr. Owen holds a PhD in Molecular Virology and a BS in Genetic Biology from Purdue University.  We believe Dr. Owen is qualified to serve on our board of directors based on her extensive scientific expertise and strategic insights into commercialization and manufacturing at scale.

Robert Hershberg, PhD, MD, has served on our board of directors since February 2013.  Dr. Hershberg has been a Venture Partner at Frazier Healthcare Partners since March 2020. Formerly, from April 2017 to March 2020, Dr. Hershberg was the executive vice president and head of business development and global alliances at Celgene (acquired by Bristol-Myers Squibb in 2019). He was employed in positions of ascending responsibility at Celgene since joining the company in 2014, including his role as Chief Scientific Officer from January 2016 to March 2020.  Dr. Hershberg previously served in several roles at VentiRx Pharmaceuticals, Inc., a clinical stage biopharmaceutical company, which he co-founded in 2006, and was Chief Executive Officer of VentiRx from 2012 until the company’s acquisition by Celgene in February 2017.  Dr. Hershberg currently serves on the board of directors of NanoString Technologies, Inc., a public company that specializes in the development of cancer diagnostics tools, Silverback Therapeutics, a public biopharmaceutical company specializing in tissue-targeted therapies, and Recursion Pharmaceuticals, Inc., a digital biology company.   Dr. Hershberg is a clinical faculty member at the University of Washington School of Medicine.  Dr. Hershberg holds a PhD in Biology from the University of California, San Diego’s Affiliated PhD Program with the Salk Institute for Biological Studies and an MD and a BA from the University of California, Los Angeles.  We believe Dr. Hershberg is qualified to serve on our board of directors based on his extensive technical expertise and executive leadership in the biotechnology industry.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers:

Name	Age	Position(s)
Chad Robins	46	Chief Executive Officer and Chairman
Julie Rubinstein	49	President
Harlan Robins, PhD	48	Chief Scientific Officer
Chad Cohen	46	Chief Financial Officer
Mark Adams, PhD	54	Chief Operating Officer
Lance Baldo, MD	48	Chief Medical Officer
Francis Lo	40	Chief People Officer
Sharon Benzeno, PhD	47	Chief Business Development Officer
Jyoti Palaniappan	46	Senior Vice President, Diagnostics, T-Detect
Susan Bobulsky	40	Senior Vice President, Diagnostics, clonoSEQ
Stacy Taylor	61	Senior Vice President, General Counsel
Henning Thorsen	55	Senior Vice President, Commercial Operations

The following is a biographical summary of the experience of our executive officers, with the exception of Chad Robins, whose biographical summary is set forth under the caption “Our Directors – Class III Directors with Terms Expiring at the 2022 Annual Meeting”.

Julie Rubinstein has served as our President since February 2018.  Prior to becoming our President, Ms. Rubinstein served as our Chief Business Officer from January 2016 to February 2018, and our head of Corporate and Business Development from April 2011 to January 2016.  Prior to joining us, Ms. Rubinstein held various worldwide commercial development roles at Pfizer Inc.’s Oncology division, primarily focusing on cancer immunotherapy.  She also served in various roles with Johnson & Johnson Services, Inc., including in Europe.  Ms. Rubinstein currently serves on the Board of Trustees for The Valerie Fund, a pediatric oncology organization in New Jersey and New York.  Ms. Rubinstein holds an MBA from Harvard Business School and dual undergraduate degrees from The Wharton School and Annenberg School of Communications at the University of Pennsylvania.

Harlan Robins, PhD, co-founded our company in September 2009 and has served as either our Chief Scientific Officer or our Head of Innovation since incorporation.  Dr. Robins has served in various roles in the Computational Biology Program at Fred Hutchinson Cancer Research Center, including as an Assistant Faculty Member from 2006 to 2011, as an Associate from 2011 to April 2016 and as a Full Member and the Head of the program from April 2016 to June 2019.  Dr. Robins currently serves on the board of directors of CM Life Sciences III, Inc., a public special purpose acquisition company sponsored by affiliates of Casdin Capital, LLC and Corvex Management LP.  Dr. Robins holds a BS in Physics from Harvard University and a master’s degree and PhD in Physics from the University of California, Berkeley with a visiting appointment to the California Institute of Technology.  Dr. Robins received postdoctoral appointments in the particle theory group at the Weizmann Institute of Science in Israel and at the Institute for Advanced Study at Princeton University.  At Princeton, Dr. Robins developed bioinformatics algorithms for micro RNA targets and bacterial genome analysis.

Chad Cohen has served as our Chief Financial Officer since August 2015.  Prior to joining us, Mr. Cohen served as the Chief Financial Officer of Zillow Group, Inc., a public company that operates a real estate marketplace, from March 2011 to August 2015, where he also served as Corporate Controller from June 2006 to March 2011 and Vice President of Finance from September 2010 to March 2011.  Prior to joining Zillow, Mr. Cohen served as Assistant Controller and Financial Integrity Manager at Ticketmaster Entertainment, Inc. from 2003 to 2006.  Prior to becoming our Chief Financial Officer, Mr. Cohen served on our board of directors from February 2015 to August 2015.  Mr. Cohen also served on the board of directors of Trupanion, Inc., a public pet insurance company, including as chair of the audit committee, from December 2015 to June 2019.  Mr. Cohen holds a BS in Business Administration from Boston University.

Mark Adams, PhD, has served as our Chief Operating Officer since January 2021.  Prior to his appointment as Chief Operating Officer, Dr. Adams served as our Chief Technical Officer from April 2020 to January 2021.  Prior to joining us, Dr. Adams served as Managing Director of SVB Leerink, a health and life-sciences focused investment bank, from April 2018 to March 2020.  Before joining SVB Leerink, from September 2016 to April 2018, he served as Chief Information Officer for Celmatix, Inc., a biotechnology company specializing in reproductive health, and from September 2013 to April 2016, he served as Chief Information Officer for Good Start Genetics, a molecular genetic information company.  His other experience includes work developing unique data warehousing and machine learning approaches and the development of a leading biomedical informatics consulting practice. Dr. Adams holds a B.A. from Oberlin College and a PhD from Baylor College of Medicine.

Lance Baldo, MD, has served as our Chief Medical Officer since May 2019.  From March 2010 to April 2019, Dr. Baldo served in various roles of ascending responsibility with the Roche Group, a global healthcare company, and its affiliates, including most recently as Senior Vice President and Head of U.S. Medical Affairs of Genentech, Inc.  Prior to joining the Roche Group, Dr. Baldo served as Global Vice President, Medical Science and Affairs at The Medicines Company, a public biopharmaceuticals company, from October 2004 to February 2010.  Dr. Baldo holds an MD from the University of Connecticut School of Medicine and a BA in Biology from John Hopkins University.

Francis Lo, has served as our Chief People Officer since May 2019.  Prior to joining us, from March 2017 to April 2019, Mr. Lo served as Vice President, Human Resources at Whole Foods Market, Inc., an operator of natural and organic food supermarkets.  From August 2011 to March 2017, Mr. Lo also served in various roles of ascending responsibility with Starbucks Corporation, a public specialty coffee company, including as Director, Global Talent Management from October 2015 to March 2017.  Mr. Lo holds an MBA in Business Administration from Stanford University Graduate School of Business and a BA in the Plan II Honors Program (Interdisciplinary Studies with Business Focus) from the University of Texas at Austin.

Sharon Benzeno, PhD, has served as our Chief Business Development Officer since April 2020 and before this, our Senior Vice President, Drug Discovery since February 2018 and, before that, in business development roles of ascending responsibility with us since September 2014.  Prior to joining us, Dr. Benzeno served as Senior Director at Elsevier Inc., a healthcare informatics company, from December 2013 to September 2014, as Senior Manager in the oncology business unit at Capgemini SE, a French consulting and technology services company, from May 2011 to December 2013, and as Oncology Alliance Manager and Senior Scientific Manager at AstraZeneca plc from September 2005 to May 2011.  Dr. Benzeno holds a PhD in Biomedical Sciences from New York University School of Medicine, an MBA in Finance and Leadership from New York University Stern School of Business and a BA in Biochemistry from New York University.  Dr. Benzeno completed a postdoctoral fellowship in cancer biology at the University of Pennsylvania Abramson Cancer Center.

Jyoti Palaniappan has served as our Senior Vice President, Diagnostics, T-Detect (formerly immunoSEQ Dx) since March 2020.  Prior to joining us, Mr. Palaniappan served as Chief Commercial Officer for Bigfoot Biomedical, Inc., a medical technology startup specializing in diabetes care, from July 2018 to March 2020.  Prior to Bigfoot, Mr. Palaniappan

held various worldwide commercial executive roles at Abbott Laboratories, a public global health company, for their Diabetes Care Division from 2007 to 2018.  In addition, he served in various commercial leadership roles at Thermo Fisher Scientific Inc. from 2004 to 2007 and served as a consultant at McKinsey & Company from 2000 to 2004.  He holds an MBA/MPH from Emory University and a BS in Biology from University of Michigan.

Susan Bobulsky has served as Senior Vice President, Diagnostics, clonoSEQ since August 2020.  Prior to this role, Ms. Bobulsky served as our Vice President of clonoSEQ Commercialization from November 2016 to August 2020, as our Vice President of Strategic Planning from April 2016 to October 2016, and as our Senior Director, Market Development from September 2014 to March 2016.  Prior to joining us, Ms. Bobulsky worked in healthcare management consulting for ZS Associates from September 2010 to September 2014.  Ms. Bobulsky currently serves on the board of directors for the Felton Institute, a provider of healthcare and social services, and for the Women’s Cancer Resource Center, a not-for-profit organization focused on addressing inequities in access and delivery of cancer care.  Ms. Bobulsky holds an MBA from the Stanford Graduate School of Business and an undergraduate degree from Stanford University.

Stacy Taylor has served as our Senior Vice President and General Counsel since March 2019, and before that, in the legal department in roles of ascending responsibility with us since March 2018.  Prior to joining us, Ms. Taylor served as Senior Associate General Counsel for BTG International plc, a global specialist healthcare company, from July 2017 to March 2018.  Prior to joining BTG, Ms. Taylor was a partner at the law firm of DLA Piper LLP (US) from 2007 to 2017, and prior to that practiced intellectual property law in private practice from 1985 to 2007.  Ms. Taylor holds a JD from California Western School of Law and a BS in Biological Sciences, Anatomy and Physiology from California Polytechnic State University at San Luis Obispo.

Henning Thorsen has served as our Senior Vice President of Commercial Operations since March 2021.  Prior to joining us, Mr. Thorsen served as Vice President of Commercial Operations for Arrowhead Pharmaceuticals Inc., a public pharmaceutical company, from March 2020 to December 2020, as Vice President of Commercial Operations at Alder Biopharmaceuticals, Inc. a public biopharmaceutical company, from October 2018 to January 2020, as Vice President, Commercial Operations at Juno Therapeutics, a biopharmaceutical company that was acquired by Celgene Corporation in 2018, from January 2017 to July 2018 and as Senior Director, Commercial Operations at Medivation Inc., a biopharmaceutical company, from January 2013 to June 2017. Mr. Thorsen has a BA from the University of California, Santa Barbara.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis (“CD&A”) describes the philosophy, design, objectives, process, components and additional aspects of our 2020 executive compensation program.  This CD&A is intended to be read in conjunction with the tables that immediately follow this section, which provide further compensation information for the following named executive officers.

Name	Position
Chad Robins	Chief Executive Officer and Chairman
Chad Cohen	Chief Financial Officer
Harlan Robins, PhD	Chief Scientific Officer
Julie Rubinstein	President
Mark Adams, PhD	Chief Operating Officer

Selected Corporate Performance Highlights

Our executive compensation program is structured to incentivize and reward strong corporate performance that leads to long-term value creation.  The corporate performance portion of our annual non-equity incentive awards draws directly from the achievement of corporate goals we establish each year. Selected highlights of our 2020 corporate performance are set forth below.

•

We extended our collaboration with Microsoft to decode the population-wide T-cell immune response to COVID-19.  Together, we implemented the ImmuneCODE Program to quantitatively assess the T-cell immune response to the COVID-19 virus in over 5,000 geographically diverse individuals from around the world and we have made this data publicly available.

•

We also broadened our product portfolio.  In key product highlights, we now have two products on the market – clonoSEQ and T-Detect.  We increased the all-time number of unique patients tested by more than 50% to over 15,000 patients.  We also achieved an expansion of our FDA label to include chronic lymphocytic leukemia from both bone marrow and blood and filed to expand our existing label for acute lymphoblastic leukemia in bone marrow to include blood. For T-Detect, we launched the first indication, T-Detect COVID, to confirm past SARS-CoV-2 infection. Our data demonstrated that our T-cell based test outperforms antibody serology to confirm past infection.  We also launched an upgraded immunoSEQ research use only kit and a product extension called immunoSEQ T-MAP COVID to measure the T-cell immune response to vaccines and track the persistence of that response over time.  Further, in drug discovery, we identified several highly potent neutralizing antibodies against SARS-CoV-2.

•

Key financial highlights for 2020 include full year revenue up 16% to $98.4 million, cash, cash equivalents and marketable securities of $806.8 million and clinical sequencing volumes up 50% to 15,216 tests, including both clonoSEQ and T-Detect tests.

•

From a shareholder return perspective, the price of our common stock increased from $29.92 on December 31, 2019 to $59.13 on December 31, 2020, marking a 98% return for 2020 and a 196% return from our initial public offering price of $20.00.

Our executive compensation program is broadly designed to be reasonable and competitive, and is designed to attract, motivate, reward and retain top-performing senior executives with the goal of aligning their interests with those of our shareholders. Our compensation committee annually evaluates our executive compensation program to ensure that it is consistent with our short-term and long-term goals and the dynamic nature of our business.

Executive Compensation Design and Philosophy

Our executive compensation program consists of a mix of compensation elements that balance achievement of our short-term goals with our long-term performance.  We provide short-term incentive compensation opportunities in the form of annual cash incentives, which focus on our achievement of annual corporate goals.  We also provide long-term incentive compensation opportunities in the form of equity awards, which have historically included solely stock options which focus executive attention on our long-term stock performance. In recognition of our growth as a public company and evolving talent needs, we introduced restricted stock units (“RSUs”) to our 2021 long-term incentive program. The introduction of RSUs is intended to differentiate our company in the marketplace—we aim to utilize RSUs to attract and retain top employee talent, to allow employees to be able to realize value annually from our equity compensation plans and to further promote employee engagement.  We believe RSUs also reward growth in the market price of our common stock because their value is tied to the market value of our common stock. RSUs are also generally less dilutive to our shareholders because they require fewer shares than stock options to deliver the same dollar value of an award.

Our executive compensation philosophy influences all facets of our compensation program design.  The primary principles of our executive compensation philosophy are that we: (1) utilize a pay-for-performance model that delivers a majority of our named executive’s total cash compensation based on the achievement of individual and corporate objectives and stock price performance; (2) utilize individualized pay structures with variable compensation components tied to the achievement of annual and long-term objectives; (3) aim for at least 50% of target compensation to be delivered in the form of equity awards; and (4) regularly review executive officer compensation elements to maintain a competitive pay level and pay mix to market. It is our belief that this philosophy, in practice, operates best when it promotes a strong linkage across our financial performance and strategic objectives, individual performance and total shareholder return.

Pay for Performance

We emphasize pay-for-performance by placing a majority of each named executive officer’s total compensation “at risk” through the annual incentive and long-term incentive plans.  Total compensation includes the sum of the named executive officer’s base salary, target annual incentive opportunity and target long-term compensation opportunity.  The chart below shows the mix of fixed (base salary, as measured at year-end) and at-risk compensation (annual incentives and equity awards) of our named executive officers in 2020:

Compensation Program Governance and Process

The compensation committee assesses the effectiveness of our executive compensation program from time to time and reviews risk mitigation and governance matters.  The compensation committee, during its first meeting of the year, addresses achievements of the prior year’s corporate goals for purposes of determining annual cash incentives.  Following that, most of the significant adjustments to compensation are made to base salary, annual cash incentive and equity awards at the compensation committee’s second meeting of the year, typically held during the first quarter.  Specific issues considered with respect to compensation for fiscal year 2020 included salary, annual cash incentives and equity compensation in light of our second year as a public company and the impact of the COVID-19 pandemic as well as executive officer compensation in light of the products and services developed in response to the pandemic, such as immunoSEQ T-MAP COVID and T-Detect COVID; equity compensation programming, including the development of guidelines to be used for future equity grant cycles, the proper mix of equity vehicles, providing overall pool budgeting and modeling and providing updates with regards to long-term incentive trends among peers; and the non-executive equity compensation program.

The compensation committee also considers matters related to individual current and future officer compensation, such as compensation for prospective new hires in support of both our established and emerging lines of business, as well as high-level issues related to compensation strategy, such as efficacy of current strategy, potential modifications to the strategy, risks created by that strategy, new regulatory requirements and/or the adoption of new trends, and both recruitment and retention concerns, at various meetings throughout the year.  For executives other than the Chief Executive Officer, the compensation committee solicits and considers evaluations and recommendations submitted to the committee by the Chief Executive Officer acting as a representative of management.  Such recommendations consider internal pay equity, changes in responsibilities, compensation levels for similar positions in the industry, company performance, total targeted and historical compensation, and personal performance and contributions.  In the case of Mr. Robins, the evaluation of his performance is conducted by the compensation committee with feedback from the board of directors, which determines any adjustments to his compensation, as well as awards to be granted.  The compensation committee weighs Mr. Robins’ guidance as a part of a greater assessment of our strategic goals and corporate performance when setting executive officer pay. With respect to Mr. Robins’ compensation, the same considerations are made by the compensation committee and Mr. Robins is not and cannot be present during voting or deliberations concerning his compensation.  In addition, for all executives and directors as part of its deliberations, the compensation committee may review and consider, as appropriate, materials that it deems relevant, but the compensation committee does not consider post-employment compensation arrangements, such as the severance agreements introduced in 2020, when determining annual compensation.

Compensation Risk Considerations

From a risk management standpoint, compensation structure is designed to align all Adaptive employees (including executive officers) with shareholders, with a similar risk and reward structure.  With respect to our annual cash incentive plan compensation, risk is managed through a balancing of individual and corporate goals, with those corporate goals in turn being balanced among financial, operational, and milestone achievements.  Regarding equity compensation, we believe that RSUs have a powerful retention effect, and stock option awards allow employees to participate in significant upside on a leveraged basis over the long term.  The compensation committee reviews and discusses with management on an ongoing basis the risks arising from our compensation philosophy and practices generally applicable to our employees to determine whether they encourage excessive risk-taking and to evaluate compensation policies and practices that could mitigate such risks, and there is ongoing dialogue regarding the risk and reward alignment of our executive compensation.

Role of the Compensation Consultant

Our compensation committee may, in its sole discretion, retain or obtain the advice of one or more compensation consultants. During fiscal year 2020, Semler Brossy Consulting Group, LLC (“Semler Brossy”) provided our compensation committee with a competitive assessment comprised of comparative data regarding compensation trends and practices in our industry, based upon an appropriate list of peer companies determined by management.  Semler Brossy also provided research assistance to the compensation committee in developing the peer group referenced below.

The compensation committee believes that working with an independent compensation consultant furthers the Company’s objectives to recruit and retain qualified executives, align executive interests with those of shareholders and ensure that executive compensation packages will appropriately motivate and reward ongoing achievement of business goals.  We further expect that, in the future, our compensation committee will continue to engage independent compensation consultants to provide additional guidance on our executive compensation programs and to conduct competitive benchmarking against our peer group of publicly traded companies on an annual basis.  Our compensation committee will review information regarding the independence and potential conflicts of interest of any compensation consultant it may engage and ultimately makes its own decisions on executive compensation matters.  During fiscal year 2020, Semler Brossy provided the following services to our compensation committee with respect to our 2020 compensation matters:

•	provided a review and recommendation with respect to adjustments to our peer group;
•

conducted a competitive benchmarking assessment comprised of comparative data on the compensation levels for our executive compensation, non-employee director compensation and equity usage based on the peer group; and

•	provided information on executive compensation trends and practices in our industry.

Use of Market Data

For purposes of comparing our executive compensation, including the compensation of our named executive officers, against the competitive market, the compensation committee reviews and considers the compensation levels and practices of a group of peer companies.  This compensation peer group consists of public life sciences companies with significant business in one or more of our core business areas of diagnostics, therapeutics and drug discovery.  Further, the peer group companies that are selected are similar to us in terms of market capitalization, revenue, stage of development and number of employees.  The compensation committee reviews our compensation peer group at least annually and makes adjustments to our peer group if necessary, taking into account changes in both our business and our peer companies’ businesses.  At the beginning of 2020, our peer group was composed of the following companies:

Peer Group

Accelerate Diagnostics, Inc.	GenMark Diagnostics, Inc.	NanoString Technologies, Inc.
Allogene Therapeutics, Inc.	Guardant Health, Inc.	Natera, Inc.
bluebird bio, Inc.	Halozyme Therapeutics, Inc.	NeoGenomics Laboratories, Inc.
Blueprint Medicines Corporation	Invitae Corporation	Repligen Corporation
BridgeBio Pharma, Inc.	Luminex Corporation	Sage Therapeutics, Inc.
CareDx, Inc.	Moderna, Inc.	Twist Bioscience Corporation
Exact Sciences Corporation	Myriad Genetics, Inc.	Veracyte, Inc.

Based on Semler Brossy’s analysis, in August 2020 the compensation committee approved an updated compensation peer group for the remainder of 2020 and for 2021; however, such peer group was not used for setting compensation for our named executive officers in 2020.  Similar factors as discussed above were used to update the peer group.  The updated peer group added 10X Genomics, Inc. and Fate Therapeutics, Inc. and removed Myriad Genetics, Inc., Luminex Corporation, Twist Bioscience Corporation, Sage Therapeutics, Inc. and Accelerate Diagnostics, Inc.

The compensation committee also referenced Radford Global Life Sciences survey data when evaluating the competitiveness of our named executive officers’ target pay opportunities. The compensation committee did not target a specific market percentile of the survey data or peer group when considering pay opportunities for our named executive officers.

Elements of Executive Compensation

Base Salary

In 2020, the compensation committee made market adjustments to the base salaries of our executive officers (including our named executive officers) to bring their salaries in-line with those of similar positions at our peer group.  In the first quarter of 2021, the compensation committee conducted its annual review of the base salaries of the Company’s named executive officers.  The following table sets forth the 2020 and 2021 base salaries for each of Mr. Robins, Mr. Cohen, Dr. Robins, Ms. Rubinstein and Dr. Adams.

Named Executive Officers	2020 base salary (at year-end) ($)	2021 base salary(1) ($)	Annual increase (%)
Chad Robins	625,000	643,750	3.00
Chad Cohen	420,000	432,500	2.98
Harlan Robins, PhD	500,000	515,000	3.00
Julie Rubinstein	500,000	515,000	3.00
Mark Adams, PhD	380,000	430,000	13.16

(1)

The 2021 base salaries were made effective on April 2021, with the exception of Dr. Adams, whose salary increase was effective on January 25, 2021, in connection with his promotion to Chief Operating Officer.

Annual Incentives

We provide annual incentives intended to create a direct correlation between the executive’s role and responsibilities and the ability to earn variable pay.  For 2020, goals were a weighted mix of: (a) corporate goals, including financial goals related to revenue achievements and capital preservation as well as milestone achievements related to long-term projects, label expansions and progress with respect to our Genentech collaboration and (b) individual goals related to the executive’s contribution to our overall performance in 2020.  The compensation committee generally has the discretion to adjust annual incentive awards upwards or downwards as it deems appropriate, with such adjustments not intended to exceed 125% of the target award, except in extraordinary circumstances.  For 2020, no executive officer’s individual goals were funded above 100%.  In light of several strategic adjustments which added additional enterprise value, including the development of COVID-19 related products such as immunoSEQ T-MAP and T-Detect COVID as well as platform extensions into neutralizing antibody work, the compensation committee approved the funding of individual goals for the named executive officers and corporate goals at 100% for 2020, resulting in the following payouts:

Named Executive Officers	2020 target annual incentive (% of salary)	2020 target annual incentive opportunity ($)	2020 annual incentive award earned ($)	2020 actual incentive award earned (% of target)
Chad Robins	80	500,000	500,000	100
Chad Cohen	50	210,000	210,000	100
Harlan Robins, PhD	50	250,000	250,000	100
Julie Rubinstein	50	250,000	250,000	100
Mark Adams, PhD(1)	40	112,022	112,022	100

(1)	The amounts reported for Dr. Adams are pro-rated to reflect his start date of April 6, 2020.

For 2021, goals were again a weighted mix of corporate goals and individual goals.  Our corporate goals include revenue achievements, milestone progress related to the expansion of T-Detect to multiple disease states and significant progress with respect to our Genentech collaboration for developing cellular therapies in oncology.  As a percentage of salary, the target annual incentive was set at 80% for Mr. Robins and 50% for the other named executive officers.  Mr. Robins’ annual incentive is weighted 100% to corporate goals, and all other named executive officer annual incentives are weighted 75% to corporate goals and 25% to individual performance.

Long-Term Equity Incentive Awards

We grant equity incentive awards intended to align the interests of our named executive officers with those of our shareholders and to motivate them to make significant contributions to our performance.  We typically make equity grants to each of our executive officers upon commencement of employment, annually in conjunction with our review of their individual performance and in connection with a promotion. In addition, equity awards are our primary long-term incentive vehicle for our executives. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help align the interests of our executives and our shareholders. Accordingly, we believe equity compensation is a crucial component of any competitive executive compensation package we offer. All of our named executive officers received non-qualified stock options during fiscal year 2020.  These awards are all subject to time-based vesting conditions.  The stock options typically have a ten-year term and vest with respect to 25% on the first anniversary of the vesting commencement date and then in 36 equal monthly installments thereafter.  In connection with Dr. Adams joining Adaptive on April 6, 2020, the compensation committee approved a grant of stock options to purchase 50,000 shares of common stock and a grant of 50,000 RSUs.  There were no other one-time grants made to our named executive officers in 2020.  For a description of the equity awards granted to our named executive officers during 2020, see the “Summary Compensation Table” and the “2020 Grants of Plan-Based Awards” table below.

In 2021, the compensation committee modified the equity pay mix for our executive officers to include RSUs, which are intended to further align the interests of our executives with those of our shareholders, help us to attract and retain top talent and further foster an ownership culture among employees.  The RSUs typically vest with respect to 25% on the first four anniversaries of the vesting commencement date.

401(k) Plan

Effective as of January 1, 2012, we adopted a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis.  All participants’ interests in their contributions are 100% vested when contributed.  We added a matching program for all employees in 2020, under which we match, on a dollar-for-dollar basis, participant contributions up to $3,000 annually.  The retirement plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code.

Perquisites and Other Benefits

In 2020, certain of our named executive officers, specifically Mr. Robins, received certain benefits that are considered “perquisites” for purposes of the SEC rules regarding compensation disclosure.  While our compensation committee was provided with the estimated cost and value of these services, the services were not given significant consideration in determining compensation.  During 2020, we made available to our executive team a car and driver for safety and business purposes.  For a portion of the year, car and driver services were contracted through a third party for Mr. Robins.

Health and Welfare Plans

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including medical and dental benefits, short-term and long-term disability insurance and life insurance.

Employment Arrangements and Severance Benefits

We have entered into employment agreements with each of our executive officers, including our named executive officers, which set forth their basic terms of at-will employment.  In 2020, we extended the opportunity for severance protection for certain qualifying terminations to all executive officers, including our named executive officers.  We believe that this addition both: (1) aligns with current market practice, including providing double-trigger severance arrangements in connection with a change in control and no excise tax gross-up payments for any change in control payments for participating executive officers, and (2) will facilitate both hiring and retention of senior executives.  We further believe that reasonable and competitive post-employment compensation arrangements are essential to attracting and retaining highly-qualified executives.  For detailed descriptions of each of the named executive officers’ arrangements, see “Employment Arrangements with our Named Executive Officers.”

Voting Results

Last year we were an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and were not required to hold a non-binding, advisory vote on the compensation of our named executive officers (a say-on-

pay vote). At this Annual Meeting, we will hold our first say-on-pay vote as described in Proposal No. 2 of this proxy statement. Our board of directors and compensation committee will consider the result of the say-on-pay vote, and the related say-on-frequency vote as described in Proposal No. 3, as well as feedback received throughout the year, when making compensation decisions for our executive officers in the future because we value the opinions of our shareholders.  In 2020, two of our Class I Directors then serving on the compensation committee, Dr. Andris Zoltners and Dr. Robert Hershberg, received 85.9% and 86.5% of the votes cast for their election, respectively, which we believe represents general shareholder satisfaction with our compensation program and its pay for performance philosophy.

Compensation Committee Report

This Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.

The Committee has reviewed and discussed the CD&A with the management of the Company. Based on this review and these discussions, we have recommended to the board of directors that the CD&A be included in the Company’s Annual Report on Form 10-K and the Company’s proxy statement.

The preceding report has been furnished by the following members of the compensation committee:

Robert Hershberg, PhD, MD, Chair
Peter Neupert
Kevin Conroy

COMPENSATION TABLES

Summary Compensation Table

The following table represents information regarding the total compensation awarded to, earned by or paid to our named executive officers during the fiscal years ended December 31, 2020, 2019 and 2018:

Name and Principal Position	Year	Salary(1) ($)	Stock awards ($)	Option awards(2) ($)	Non-equity incentive plan compensation ($)		All other compensation ($)		Total ($)
Chad Robins	2020	597,400	—	6,013,620	500,000	(3)	20,098	(6)	7,131,118
Chief Executive Officer and	2019	492,555	—	1,977,676	385,950	(4)			2,856,181
Chairman	2018	422,815	—	2,505,343	266,500	(5)			3,194,658
Chad Cohen	2020	411,950	—	1,703,859	210,000	(3)	3,943	(7)	2,329,752
Chief Financial Officer	2019	381,413	—	554,714	193,900	(4)			1,130,027
	2018	359,188	—	626,336	158,500	(5)			1,144,024
Harlan Robins, PhD	2020	493,750	—	6,013,620	250,000	(3)	3,900	(8)	6,761,270
Chief Scientific Officer	2019	431,846	—	1,977,676	237,500	(4)			2,647,022
	2018	348,938	—	1,670,228	158,500	(5)			2,177,666
Julie Rubinstein	2020	481,100	—	4,009,080	250,000	(3)	3,675	(9)	4,743,855
President	2019	412,050	—	1,085,310	212,200	(4)			1,709,560
	2018	368,753	—	1,670,228	187,500	(5)			2,226,481
Mark Adams, PhD	2020	280,859	1,405,000	891,595	112,022	(3)	10,523	(11)	2,699,999
Chief Operating Officer(10)

(1)

Following the completion of our annual performance and review cycle, Mr. Robins’ and Dr. Robins’ annual salaries were increased from $514,600 to $625,000, effective April 2020, and from $475,000 to $500,000, effective April 2020, respectively.  Mr. Cohen’s annual salary increased from $387,800 to $420,000, effective April 2020.  Ms. Rubinstein’s salary increased from $424,200 to $500,000, effective April 2020.

(2)

In accordance with SEC rules, amounts in this column reflect our preliminary estimates of aggregate grant date fair value of stock options granted computed in accordance with ASC 718, rather than the amounts paid or realized by the named individual.  We provide information regarding the assumptions used to calculate the value of all stock options made to our named executive officers in Note 13 to our audited financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2020.

(3)

For 2020, represents annual incentives paid based upon the board of directors’ assessment of the achievement of corporate performance objectives for the year ended December 31, 2020, which were paid in March 2021.  See “Annual Incentives” above for details of the award plan and awards.

(4)

For 2019, represents annual incentives paid based upon the board of directors’ assessment of the achievement of corporate performance objectives for the year ended December 31, 2019, which were paid in March 2020.

(5)	Represents annual incentives paid in March 2019 based upon the board of directors’ assessment of the achievement of corporate performance objectives for the year ended December 31, 2018.
(6)	Includes life insurance premiums of $1,098, 401(k) match of $3,000, and transportation services of $16,000.
(7)	Includes life insurance premiums of $943 and 401(k) match of $3,000.
(8)	Includes life insurance premiums of $900 and 401(k) match of $3,000.
(9)	Includes life insurance premiums of $675 and 401(k) match of $3,000.
(10)	Dr. Adams joined the Company in April 2020 and served as Chief Technical Officer until January 2021.
(11)	Includes life insurance premiums of $759, 401(k) match of $3,000 and relocation expense reimbursement of $6,764.

Grants of Plan-Based Awards

The following table presents information regarding grants of plan-based awards to each of our named executive officers during the fiscal year ended December 31, 2020:

		Estimated future payouts under non-equity incentive plan awards(1)			All other stock awards: Number of shares of stock or	All other option awards: Number of securities underlying	Exercise or base price of option	Grant date fair value of stock and option
Name	Grant date	Threshold ($)	Target(2) ($)	Maximum ($)	units (#)	options (#)	awards ($/share)	awards(5) ($)
Chad Robins	2/13/2020(3)	—	500,000	—	—	300,000	31.71	6,013,620
Chad Cohen	2/13/2020(3)	—	210,000	—	—	85,000	31.71	1,703,859
Harlan Robins, PhD	2/13/2020(3)	—	250,000	—	—	300,000	31.71	6,013,620
Julie Rubinstein	2/13/2020(3)	—	250,000	—	—	200,000	31.71	4,009,080
Mark Adams, PhD	4/6/2020(4)	—	112,022	—	50,000	50,000	28.10	2,296,595

(1)

Represents annual cash incentives under the 2020 non-equity incentive plan. Actual cash incentives earned for 2020 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)

Target funding for non-equity incentive plan assumes 100% achievement of both corporate and individual goals and in the case of Dr. Adams reflects a pro-rated payout as he joined the Company in April 2020.

(3)	Grant is comprised of time-vested stock options.
(4)	Grant is comprised of time-vested restricted stock units and stock options.

(5)    In accordance with SEC rules, amounts in this column reflect our preliminary estimates of aggregate grant date fair value of restricted stock units and stock options granted computed in accordance with ASC 718, rather than the amounts paid or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all restricted stock units and stock options made to our named executive officers in Note 13 to our audited financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2020.

Option Exercises and Stock Vested

The following table sets forth information regarding exercises of equity awards by our named executive officers for the fiscal year ended December 31, 2020:

	Option awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise(1) ($)
Chad Robins	780,000	32,147,104
Chad Cohen	360,000	12,328,850
Harlan Robins, PhD	366,300	12,573,247
Julie Rubinstein	505,000	21,347,394
Mark Adams, PhD	—	—

(1)	The value realized on exercise represents the difference between the exercise price and the sale price of the shares on the date of exercise.

Outstanding Equity Awards at December 31, 2020

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2020.

	Option Awards					Stock Awards
Name	Grant date	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested(9) ($)
Chad Robins(1)	6/9/2015	800,000(2)	—	6.32	6/9/2025	—	—
Chief Executive Officer and Chairman	2/7/2018	462,500(3)	137,500	6.55	2/7/2028	—	—
	2/7/2019	196,458(4)	213,542	7.27	2/7/2029	—	—
	2/13/2020	—(5)	300,000	31.71	2/13/2030	—	—
Chad Cohen(1)	8/25/2015	490,000(6)	—	6.32	8/25/2025	—	—
Chief Financial Officer	2/7/2018	115,625(3)	34,375	6.55	2/7/2028	—	—
	2/7/2019	55,104(4)	59,896	7.27	2/7/2029	—	—
	2/13/2020	—(5)	85,000	31.71	2/13/2030	—	—
Harlan Robins, PhD(1)	6/9/2015	233,700(2)	—	6.32	6/9/2025	—	—
Chief Scientific Officer	2/7/2018	308,333(3)	91,667	6.55	2/7/2028	—	—
	2/7/2019	196,458(4)	213,542	7.27	2/7/2029	—	—
	2/13/2020	—(5)	300,000	31.71	2/13/2030	—	—
Julie Rubinstein(1)	6/9/2015	380,000(2)	—	6.32	6/9/2025	—	—
President	2/7/2018	308,333(3)	91,667	6.55	2/7/2028	—	—
	2/7/2019	107,812(4)	117,188	7.27	2/7/2029	—	—
	2/13/2020	—(5)	200,000	31.71	2/13/2030	—	—
Mark Adams, PhD(1)	4/6/2020	—(7)	50,000	28.10	4/6/2030	—	—
Chief Operating Officer	4/6/2020	—	—	—	—	50,000(8)	2,956,500

(1)	Each equity award is subject to the acceleration of vesting provisions as set forth in the section titled “—Potential Payments on Termination or Change in Control.”
(2)	The shares underlying this option vested 25% on June 8, 2016, then in 36 equal monthly installments thereafter.
(3)	The shares underlying this option vested 25% on November 1, 2018, then in 36 equal monthly installments thereafter.
(4)	The shares underlying this option vested 25% on January 1, 2020, then in 36 equal monthly installments thereafter.
(5)	The shares underlying this option vested 25% on February 13, 2021, then in 36 equal monthly installments thereafter.
(6)	The shares underlying this option vested 25% on June 26, 2016, then in 36 equal monthly installments thereafter.
(7)	The shares underlying this option vested 25% on April 6, 2021, then in 36 equal monthly installments thereafter.
(8)	The shares underlying this RSU vested 25% on April 6, 2021, then in 12 equal quarterly installments thereafter.
(9)	Reflects value based on the closing price ($59.13) of our common stock on December 31, 2020.

Employment Arrangements with our Named Executive Officers

Chad Robins

We are party to an amended and restated employment agreement with Mr. Robins, pursuant to which we employ him on an at-will basis. Under the agreement, Mr. Robins is eligible to participate in our broad-based benefit plans, including group health insurance and vacation programs.  In addition, Mr. Robins may be granted equity incentive awards under our 2019 Plan, and any equity incentive awards granted to him under our 2009 Plan is subject to the terms and provisions of the applicable award documentation.  We are also party to an employee non-disclosure and assignment agreement with Mr. Robins, under which Mr. Robins has agreed: (1) not to compete with us for a period of one year after the termination of his employment, (2) not to solicit our employees during his employment and for a period of one year after the termination of such employment, (3) to protect our confidential and proprietary information and (4) to assign to us related intellectual property developed during the course of his employment.

Chad Cohen

We are party to an amended and restated employment agreement with Mr. Cohen, pursuant to which we employ him on an at-will basis. Under the agreement, Mr. Cohen is eligible to participate in our broad-based benefit plans, including group health insurance and vacation programs.  We are also party to an employee non-disclosure and assignment agreement with Mr. Cohen, under which Mr. Cohen has agreed: (1) not to solicit our employees during his employment and for a period of one year after the termination of such employment, (2) to protect our confidential and proprietary information and (3) to assign to us related intellectual property developed during the course of his employment.

In addition, we have entered into an executive severance agreement with Mr. Cohen, which provides that if we terminate Mr. Cohen for any reason other than for Cause, death or disability or he resigns for Good Reason, Mr. Cohen shall, subject to his execution of a release of claims in our favor, be entitled to receive a lump sum severance payment equal to twelve months of his base salary.

For purposes of his agreement, “Cause” is defined as: (a) theft or embezzlement by Mr. Cohen with respect to the Company or its subsidiaries; (b) intentional failure to perform his duties to the Company without the same being corrected within thirty (30) days after being given written notice thereof by the Company; (c) the commission by him of any felony or any crime involving moral turpitude (but excluding driving offenses); (d) willful or prolonged absence from work by him (other than by reason of disability due to physical or mental illness) or failure, gross neglect or refusal by him to perform your duties and responsibilities without the same being corrected within thirty (30) days after being given written notice thereof by the Company; (e) continued and habitual use of alcohol by him to an extent which materially impairs performance of his duties without the same being corrected within fifteen (15) days after being given written notice thereof by the Company; or (f) use of illegal drugs without the same being corrected within thirty (30) days after being given written notice thereof.  “Good Reason” means, without Mr. Cohen’s written consent, (a) the material diminution or variation of his title or any of his material duties or responsibilities or the engagement by Company of unlawful employment practices with respect to him, (b) a reduction in his base salary, (c) a breach by the Company of this Agreement or any other agreement between him and the Company, or (d) the occurrence of a Change in Control; provided, however, that for “Good Reason” to be established, he must provide written notice to the Company’s general counsel within thirty (30) days immediately following such events described in (a) through (d) above, the Company must fail to remedy such event within thirty (30) days after receipt of such notice, and his resignation must be effective not later than ninety (90) days after the expiration of such cure period.

Harlan Robins, PhD

We are party to an amended and restated employment agreement with Dr. Robins, pursuant to which we employ him on an at-will basis. Under the agreement, Dr. Robins is eligible to participate in our broad-based benefit plans, including group health insurance and vacation programs.  We are also party to an employee non-disclosure and assignment agreement with Dr. Robins, under which Dr. Robins has agreed: (1) not to compete with us for a period of one year after the termination of his employment, (2) not to solicit our employees during his employment and for a period of one year after the termination of such employment, (3) to protect our confidential and proprietary information and (4) to assign to us related intellectual property developed during the course of his employment.

Julie Rubinstein

We are party to an amended and restated employment agreement with Ms. Rubinstein, pursuant to which we employ her on an at-will basis. Under the agreement, Ms. Rubinstein is eligible to participate in our broad-based benefit plans, including group health insurance and vacation programs.  We are also party to an employee non-disclosure and assignment agreement with Ms. Rubinstein, under which Ms. Rubinstein has agreed: (1) not to compete with us for a period of one year after the termination of her employment, (2) not to solicit our employees during his employment and for a period of one year after the termination of such employment, (3) to protect our confidential and proprietary information and (4) to assign to us related intellectual property developed during the course of her employment.

Mark Adams, PhD

We are party to an employment agreement with Dr. Adams, pursuant to which we employ him on an at-will basis. Under the agreement, Dr. Adams is eligible to participate in our broad-based benefit plans, including group health insurance and vacation programs.  We are also party to an employee non-disclosure and assignment agreement with Dr. Adams, under which Dr. Adams has agreed: (1) not to compete with us for a period of one year after the termination of his employment, (2) not to solicit our employees during his employment and for a period of one year after the termination of such employment, (3) to protect our confidential and proprietary information and (4) to assign to us related intellectual property developed during the course of his employment.

Potential Payments on Termination or Change in Control

Executive Officer Severance Agreements

In June 2020, we offered all executive officers the opportunity to receive severance benefits, via a form of executive severance agreement (the “Form Severance Agreement”).  All executive officers except Mr. Cohen, Dr. Baldo and Mr. Palaniappan have entered into the Form Severance Agreement.

Termination Benefits Under the Form Severance Agreement

Under the Form Severance Agreement, if an executive officer’s employment is terminated by the Company without Cause (as defined in the Form Severance Agreement) or the executive officer voluntarily resigns for Good Reason (as defined in the From Severance Agreement), then, subject to the executive officer’s continued compliance with the obligations set forth in the executive officer’s nondisclosure and assignment agreement and the executive officer’s signing and not revoking a separation agreement and release of claims, the executive officer is entitled to:

•	a lump sum payment equal to 12 months base salary for Mr. Robins and 6 months base salary for other named executive officers as in effect on the executive officer’s termination date;
•	reimbursement for 12 months of COBRA continuation premiums for Mr. Robins and reimbursement for 6 months of COBRA continuation premiums for other named executive officers; and
•	any expense reimbursements, wages and other benefits due to the executive officer under any Company-provided plans, policies and arrangements (the “Accrued Benefits”).

Voluntary termination, death or disability do not entitle any executive to receive any severance payments or benefits other than Accrued Benefits.

Certain Definitions

For purposes of the Form Severance Agreement, each of “Cause” and “Change of Control” have the same meaning as in the 2019 Plan.  “Good Reason” means, without the executive officer’s written consent, (i) a material reduction in the executive officer’s authority, duties or responsibilities with the Company relative to the executive officer’s authority, duties or responsibilities in effect immediately prior to such reduction; provided, however, any change immediately following a Change in Control to a functionally comparable position with the Company’s successor or within its group of controlled corporations shall not constitute Good Reason thereunder, (ii) a material reduction in the executive officer’s base compensation, other than in connection with simultaneous reductions in all other senior executives at the vice president level or above of equal or greater amount in percentage terms, (iii) a material change in the geographic location at which the executive officer must perform his or her duties (which, for purposes of the Form Severance Agreement, means a change of geographic location from which the executive officer is principally employed to a location more than fifty (50) miles from the location of his or her principal employment immediately prior to the relocation); or (iv) a material breach by the Company of the Form Severance Agreement or any other agreement between the executive and the Company; provided, however, that for “Good Reason” to be established under the Form Severance Agreement, the executive officer must provide written notice to the board of directors within 30 days immediately following such events described in (i) through (iv) hereof, the Company must fail to cure such event within 30 days after receipt of such notice, and the executive officer’s resignation must be effective not later than 90 days after the expiration of such period to cure.

Change In Control Benefits Under the Form Severance Agreement

If an executive officer’s employment is terminated by the Company without Cause or the executive officer voluntarily resigns for Good Reason, in either case during the 15-month period beginning 3 months prior to and ending 12 months following a Change in Control (as defined in the 2019 Plan) then, subject to the executive officer’s signing and not revoking a separation agreement and release of claims, the executive officer is entitled to:

•

a lump sum payment equal to 18 months base salary plus 1.5x the target annual cash incentive for Mr. Robins and 12 months base salary plus 1.0x the target annual cash incentive for other named executive officers as in effect on the executive officer’s termination date;

•	reimbursement for 18 months of COBRA continuation premiums for Mr. Robins and reimbursement for 12 months of COBRA continuation premiums for other named executive officers;

•	the immediate vesting of all solely time-based unvested equity awards previously granted under the Company’s long-term equity incentive plans; and
•	the Accrued Benefits.

Voluntary termination, death or disability do not entitle any executive to receive any severance payments or benefits other than Accrued Benefits.

The table below provides the estimated value of the benefits that our named executive officers would receive upon a qualifying termination (a Company termination without Cause or an executive resignation with Good Reason), in each case either outside of the Change in Control Period, as defined in the Form Severance Agreement, or within the Change in Control Period, except in the event of Mr. Cohen, for whom the occurrence of a Change of Control is sufficient as a triggering event.  In either case, the values below assume the triggering event occurred as of December 31, 2020.  Note that Dr. Adams served as Chief Technical Officer at the time of calculation and was later promoted to Chief Operating Officer in January 2021: the payout below reflects his severance agreement prior to his 2021 promotion.

	Qualifying termination outside of Change in Control Period			Qualifying termination within Change in Control Period
Name	Severance payments ($)	Equity acceleration ($)	Health care benefits ($)	Severance payments ($)	Equity acceleration ($)	Health care benefits ($)
Chad Robins	625,000	—	33,685	1,687,500	26,530,038	50,527
Chad Cohen	420,000	—	—	420,000	7,244,344	—
Harlan Robins, PhD	250,000	—	16,842	750,000	24,120,139	33,685
Julie Rubinstein	250,000	—	—	750,000	16,381,221	—
Mark Adams, PhD	95,000	—	6,219	266,000	4,508,000	12,438

Employee Benefit and Equity Compensation Plans

2019 Equity Incentive Plan

Our 2019 Plan was approved by our board of directors and our shareholders in June 2019 and became effective upon the closing of our initial public offering.  It is intended to make available incentives that will assist us to attract, retain and motivate employees, including officers, consultants and directors.  We may provide these incentives through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and units and other cash-based or share-based awards.

In the event of a change in control as described in our 2019 Plan, the acquiring or successor entity may assume or continue all or any awards outstanding under our 2019 Plan or substitute substantially equivalent awards.  Any awards which are not assumed or continued in connection with a change in control or are not exercised or settled prior to the change in control will terminate effective as of the time of the change in control.  Our compensation committee may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines, except that the vesting of all awards held by members of our board of directors who are not employees will automatically be accelerated in full in the event of a change in control.  Our 2019 Plan authorizes the compensation committee, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the change in control transaction over the exercise price per share, if any, under the award.

Our 2019 Plan will continue in effect until it is terminated by the administrator, provided, however, that all awards will be granted, if at all, within ten years of its effective date.  The administrator may amend, suspend or terminate our 2019 Plan at any time, provided that without shareholder approval, our 2019 Plan cannot be amended to increase the number of shares authorized, change the class of persons eligible to receive incentive stock options or effect any other change that would require shareholder approval under any applicable law or securities exchange rule.

Awards under our 2019 Plan generally may not be transferred or assigned except by will or by the laws of descent and distribution, unless otherwise determined by the plan administrator and subject to applicable securities laws.

2009 Equity Incentive Plan

Our 2009 Plan was originally adopted by our board of directors and approved by our shareholders on December 17, 2009.  Upon the closing of our initial public offering in July 2019, the 2009 Plan was terminated and we will not grant any further awards under such plan, but our 2009 Plan will continue to govern outstanding awards granted thereunder.  Our compensation committee administers our 2009 Plan and has the authority, among other things, to construe and interpret the terms of our 2009 Plan and awards granted thereunder.

In its discretion, our compensation committee may provide for acceleration of the exercisability, vesting or settlement of awards in connection with a “change in control,” as defined under our 2009 Plan, of each or any outstanding award or portion thereof and common stock acquired pursuant thereto upon such conditions, including termination of the plan participant’s service prior to, upon or following such change in control, and to such extent as our compensation committee determines.  In the event of a change in control, the surviving, continuing, successor or purchasing corporation or other business entity or parent thereof, as the case may be, may, without the consent of any plan participant, either assume or continue the rights and obligations under each or any award or portion thereof outstanding immediately prior to the change in control or substitute for each or any such outstanding award or portion thereof a substantially equivalent award with respect to its own stock, as applicable.  Any award or portion thereof which is neither assumed nor continued by the surviving, continuing, successor or purchasing corporation or other business entity or parent thereof in connection with the change in control or not exercised or settled as of the time of consummation of the change in control shall terminate and cease to be outstanding effective as of the time of consummation of the change in control.

2019 Employee Stock Purchase Plan

Our 2019 Employee Stock Purchase Plan (the “ESPP”) was approved by our board of directors in April 2019 and our shareholders in June 2019.  In the event of a change in control, an acquiring or successor corporation may assume our rights and obligations under outstanding purchase rights or substitute substantially equivalent purchase rights.  If the acquiring or successor corporation does not assume or substitute for outstanding purchase rights, then the purchase date of the offering periods then in progress will be accelerated to a date prior to the change in control.  Our ESPP will continue in effect until terminated by our compensation committee.  Our compensation committee has the authority to amend, suspend or terminate our ESPP at any time.

Equity Compensation Plan Information

The following table sets forth equity compensation plan information as of December 31, 2020:

Plan Category	Outstanding options, warrants and rights(2)	Weighted- average exercise price(3)	Available for future issuance(4)
Equity compensation plans approved by security holders(1)	14,483,560	12.82	21,421,299
Equity compensation plans not approved by security holders	—	—	—
Total	14,483,560	12.82	21,421,299

(1)	Consists of the 2009 Plan, the 2019 Plan and the ESPP. We no longer grant awards under the 2009 Plan and have not utilized the ESPP.
(2)	Reflects the number of securities to be issued upon the exercise of outstanding options, warrants and rights. Includes both outstanding options and 50,000 outstanding, unvested restricted stock units.
(3)

Represents the outstanding options’ weighted-average exercise price and does not take into account the shares issuable upon vesting of outstanding restricted stock units, which do not have an exercise price.

(4)

Represents the number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the second column). Includes 18,617,001 shares available for future issuance under the 2019 Plan and 2,804,298 shares reserved for issuance under the ESPP.  Effective January 1, 2021, the number of shares reserved for issuance under our 2019 Plan increased by 5%, or 6,882,344 shares, and will increase on each subsequent anniversary thereof by an amount equal to the smaller of (a) 5% of the number of shares of common stock issued and outstanding on the immediately preceding December 31 or (b) an amount determined by our board of directors. Our ESPP provides for annual increases in the number of shares available for issuance thereunder on January 1 of each year (beginning with January 1, 2020) equal to (a) 1% of the outstanding shares of our common stock on the immediately preceding December 31 or (b) such smaller amount as may be determined by our board of directors. The ESPP reserve did not increase on January 1, 2021.

PROPOSAL 2

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The board of directors proposes that shareholders provide advisory (non-binding) approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the SEC’s rules (commonly known as a “say-on-pay” proposal).  We recognize the interest our shareholders have in the compensation of our executives and we are providing this advisory proposal in recognition of that interest.  In Proposal No. 3 to this proxy statement, we are also asking shareholders in a non-binding advisory proposal to vote on the frequency of the say-on-pay proposal.

As described in detail under the heading “Compensation Discussion and Analysis,” our named executive officer compensation program is designed to attract, motivate and retain highly qualified executive officers committed to our success and future growth, reward the achievement of key performance measures that are linked to the Company’s business strategy, reinforce alignment of management with the goal of creating long-term shareholder value and maintain reasonable internal pay parity, as well as reward outstanding individual and company results.  We believe our named executive officer compensation program also is structured appropriately to support our company and business objectives, as well as to support our culture.  The compensation committee and board of directors regularly review the compensation program for our named executive officers to ensure the fulfillment of our compensation philosophy and goals.

Please read the “Compensation Discussion and Analysis” section and the “Compensation Tables” for additional details about our named executive officer compensation program, including information about the target and earned compensation of our named executive officers in the fiscal year ended December 31, 2020.

We are asking our shareholders to indicate their support for our named executive officer compensation in 2020 as described in this proxy statement.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.  Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2020 annual meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on us.  We are committed to being responsive to shareholder feedback, and the results of our say-on-pay votes, along with other relevant factors, will help inform the compensation committee’s discussions about our executive compensation program.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3

DETERMINE THE FREQUENCY OF SHAREHOLDER ADVISORY SAY-ON-PAY VOTES

We are seeking an advisory, non-binding shareholder vote as to the frequency with which our shareholders would have an opportunity to provide an advisory say-on-pay vote.  We are providing our shareholders the option of selecting a frequency of every one year, every two years or every three years, or abstaining. Shareholders are not voting to approve or disapprove of the board of directors’ recommendation. Rather, shareholders are being asked to express their preference regarding the frequency of future say-on-pay votes.

Our board of directors recommends that our shareholders select a frequency of future say-on-pay votes of “EVERY ONE YEAR.”  We believe that this frequency is appropriate because it will enable our shareholders to vote, on an advisory basis, on the most recent executive compensation information that is presented in our proxy statement, leading to a more meaningful and coherent communication between us and our shareholders on the compensation of our named executive officers.

This vote is advisory, which means that this vote on the frequency of the say-on-pay vote is not binding on us, our board of directors or our compensation committee.  Notwithstanding the recommendation on frequency or the outcome of the shareholder vote on this proposal, our board of directors may in the future decide to conduct advisory votes on executive compensation on a less frequent basis based on such factors as it deems best serve the Company and its shareholders, which may include, but are not limited to, discussions with shareholders, the adoption of material changes to our compensation programs or the burden or materiality of such vote.

Board Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS SELECT EVERY “ONE YEAR” AS THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES.

PROPOSAL 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2021.  Ernst & Young LLP served as our independent registered public accounting firm for our fiscal years ended December 31, 2019 and 2020.

Notwithstanding the appointment of Ernst & Young LLP, and even if our shareholders ratify their appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our Company and our shareholders.  At the Annual Meeting, our shareholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.  Our board of directors is submitting the appointment of Ernst & Young LLP to our shareholders because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate governance.  If our shareholders do not ratify the appointment of Ernst & Young LLP, our audit committee may reconsider the appointment or may continue to retain Ernst & Young LLP for fiscal year 2021.  Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our shareholders.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for the years ended December 31, 2020 and 2019.

Type of fees	2020 ($)	2019 ($)
Audit Fees	2,036,600	1,567,670
Audit-Related Fees	—	—
Tax Fees	—	—
Total Fees	2,036,600	1,567,670

In the above table, in accordance with the definitions of the SEC, are the following fees:

“Audit Fees” include billed and unbilled fees for the audit of our financial statements included in our Annual Report on Form 10-K and registration statement on Forms S-1 and S-3, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q and registration statement on Forms S-1 and S-3 and other professional services related to regulatory filings.

“Audit-Related Fees” include fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and are not reported under “Audit Fees.” The Company did not incur any such fees in fiscal years 2020 and 2019.

“Tax Fees” include fees related to preparation and filing of our U.S. federal and state tax returns, as well as audit support. The Company did not incur any such fees in fiscal years 2020 and 2019.

Pre-Approval Policies and Procedures

The audit committee has approved all audit services provided in 2020, prior to such service being provided by Ernst & Young LLP.  The audit committee’s policy, effective April 2019, is for the audit committee to approve all audit and non-audit services prior to such services being performed by the independent registered public accounting firm.  Before engaging an independent registered public accountant firm to render audit or non-audit services, the engagement is approved by our audit committee or the engagement to render services is entered into pursuant to pre-approval policies and procedures established by the audit committee.

Audit Committee Report

The audit committee reviewed and discussed with management and our independent registered public accounting firm, Ernst & Young LLP, the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.  In addition, the audit committee has discussed with Ernst & Young LLP those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

The audit committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the audit committee concerning independence and has discussed with Ernst & Young LLP its independence from us and our management.

Based on the review and discussions referenced above, the audit committee recommended to our board of directors that the audited financial statements for the year ended December 31, 2020 be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

Respectfully submitted by the audit committee,

Michelle Griffin (Chair)
Michael Pellini, MD
Leslie Trigg

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

Our board of directors has adopted a written policy with respect to related person transactions, setting forth the policies and procedures for the review and approval or ratification of related person transactions.  Under the policy, related person transactions that are identified as such prior to the consummation or amendment of such transaction may be consummated or amended only if certain steps are taken, including review and approval by our audit committee.  In the event we become aware of a related person transaction that has not been previously approved or previously ratified under the policy, the transaction is submitted to our audit committee for review and ratification, amendment, termination or rescission as the audit committee deems appropriate.  For purposes of this policy, related person transactions mean transactions in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had, has or will have a direct or indirect material interest.  For purposes of this policy, a related person means a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and such person’s immediate family members.

Executive Severance Agreements

In addition to the Executive Severance Program and employment agreements as described under “Executive Compensation – Potential Payments on Termination or Change In Control,” we have entered into executive severance agreements with certain of our other executive officers (Lance Baldo, MD and Jyoti Palaniappan) that provide cash benefits if the officer is terminated without cause or resigns for good reason (as defined in each officer’s respective executive severance agreement, an “Involuntary Separation”), subject to that officer entering into a release of claims with us.  In the event of an Involuntary Separation, Dr. Baldo’s executive severance agreement provides that he would receive a multiple of his base salary depending on the length of his service with us at the time of separation: (1) if less than twelve months of service, twelve  months of base salary; (2) if greater than twelve  months, but less than twenty-four  months of service, six months of base salary; or (3) if greater than twenty-four months of service, three months of base salary.  Mr. Palaniappan’s executive severance agreement provides that he would receive a multiple of his base salary depending on the length of his service with us at the time of separation: (1) if at least three but less than six months of service, three months of base salary; (2) if at least six months, but less than twelve months of service, six months of base salary; or (3) if at least twelve months of service, twelve months of base salary.

Investors’ Rights Agreement

On May 30, 2019, we entered into a seventh amended and restated investors’ rights agreement (“Investors’ Rights Agreement”), with certain purchasers of our capital stock, including entities within the Viking Global Entities and Matrix Fund (each as defined herein), each of which entities beneficially owns more than 5% of our common stock.  In addition to certain registration rights, the Investors’ Rights Agreement, which superseded our sixth amended and restated investors’ rights agreement, provides for certain information rights, rights of first offer and rights of first refusal.  These rights, except for the registration rights, terminated automatically upon the closing of our initial public offering.

Certain purchasers who remain Major Investors (as defined in the Investors’ Rights Agreement) hold shares of our common stock, which shares we refer to as “registrable securities,” and under the Investors’ Rights Agreement are entitled to demand registration rights under certain conditions.  Under the terms of the Investors’ Rights Agreement, we will be required, upon the written request of: (1) holders of at least 30% of registrable securities then outstanding or (2) the Viking Global Entities (so long as the Viking Global Entities remain a holder of at least 550,000 registrable securities), to use our best efforts to file a registration statement on Form S-1 or Form S-3 with respect to the registrable securities identified by the holders initiating such request so long as the anticipated aggregate offering price of such registrable securities pursuant to such registration would be at least $5.0 million in the aggregate.  We are not obligated to effect, or to take any action to effect, any registration pursuant to these demand registration rights (1) during the period that is 30 days before our good faith estimate of the date of filing of, and ending on a date that is 60 days after the effective date of, a registration statement pertaining to an underwritten public offering of our securities or (2) after we have effected five registrations pursuant to these demand registration rights if the initiating holder for at least two of such registrations is one of the Viking Global Entities.

Pursuant to the Investors’ Rights Agreement, upon the written request of: (1) holders of at least 20% of registrable securities then outstanding or (2) one of the Viking Global Entities (so long as one of the Viking Global Entities remains a holder of at least 550,000 registrable securities), we will be required to use commercially reasonable efforts to effect a registration of the registrable securities identified by the holders initiating such request by filing either a shelf registration statement on Form S-3 or an evergreen registration statement on Form S-1 with the SEC.  We are not obligated to effect, or to take any action to effect, any registration pursuant to these registration rights (1) if the holders of registrable securities intending to sell pursuant to such rights propose to sell registrable securities at an aggregate offering price to the public, net of selling expenses, of less than $2.0 million or (2) if we furnish to such initiating holders a certificate signed by the chair of our board of directors stating that in the good-faith judgment of our board of directors, after consultation with our outside counsel, it would be materially detrimental to us and our shareholders for such registration to be effected at such time, subject to certain limitations.

An offering or sale of registrable securities pursuant to a shelf registration statement may be initiated at any time by one or more holders of at least 550,000 shares of registrable securities, provided that the minimum market value of registrable securities that such holders propose to sell in such offering must be equal to at least $1.0 million or such lower amount approved by our board of directors.  The right to have such shares registered on a shelf registration statement is further subject to other specified conditions and limitations.  Pursuant to the Investors’ Rights Agreement, if we register any of our securities either for our own account or for the account of other security holders, subject to certain exceptions, the holders of registrable securities are entitled to include their shares in the registration.  Subject to certain exceptions contained in the Investors’ Rights Agreement, we and the underwriters may limit the number of shares included in an underwritten offering by holders of registrable securities to the number of shares which we and the underwriters determine in our sole discretion will not jeopardize the success of the offering.

The demand registration rights, short form registration rights and piggyback registration rights granted to any holder of registrable securities under the Investors’ Rights Agreement will terminate upon the earliest to occur of: (1) July 1, 2024 or (2) such time when the holder’s registrable securities may be sold without restriction pursuant to Rule 144 within a 90-day period; provided, however, that the demand registration rights, short-form registration rights and piggyback registration rights under the Investors’ Rights Agreement of any holder of at least 550,000 shares of registrable securities shall not terminate until such time as such holder holds no registrable securities.

All underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of registrable securities pursuant to the Investors’ Rights Agreement shall be borne by the holders of registrable securities participating in such sale.  Any additional expenses incurred in connection with exercise of registration rights under the Investors’ Rights Agreement, including all registration, filing and qualification fees, printers’ and accounting fees and fees and disbursements of our counsel shall be borne by us.  We are also responsible for the reasonable fees and disbursements, not to exceed $100,000, or such greater amount as agreed upon in the applicable underwriting agreement, of one counsel for the selling holders of registrable securities, and any legal expenses incurred by such selling holders in excess of $100,000 shall be borne by such holders.

This is not a complete description of the Investors’ Rights Agreement and is qualified by the full text of the Investors’ Rights Agreement which has been filed with the SEC.

Indemnification Agreements

We have entered into agreements to indemnify our directors and certain of our executive officers.  These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of us or that person’s status as a member of our board of directors to the maximum extent allowed under Washington law.

Side Letter Agreement

In connection with our Series F-1 convertible preferred stock financing, we entered into a side letter agreement with the Viking Global Entities, collectively a greater than 5% beneficial owner of our common stock, which we amended and restated in April 2019 (“Letter Agreement”).  The Letter Agreement imposes on the Viking Global Entities certain standstill and support obligations until the earlier of our consummation of a change in control transaction, April 3, 2024, or the date on which they cease to have beneficial ownership of at least 10% of any class of our voting securities.

With respect to the standstill obligations, the Viking Global Entities have agreed, subject to certain exceptions, not to (1) acquire beneficial ownership of any additional shares of our common stock or other securities; (2) transfer any shares of our common stock issued upon conversion of our convertible preferred stock to our competitors, or to any other person if, after the transfer, the transferee would beneficially own more than 10% of our capital stock and, to the knowledge of the transferor, be involved with any of the actions prohibited by clauses (3) or (4); (3) make, vote for or encourage any proposal to amend our Bylaws that our board of directors has recommended against, approve any shareholder proposal that our board of directors has recommended against or approve any “significant business transaction” (as defined under the Washington Business Corporation Act) in which the Viking Global Entities would be a buyer in such transaction; (4) encourage any third party to commence a tender offer for shares of our common stock, solicit shareholder proxies with respect to any matter, call a special meeting of our shareholders or make a request for a list of our shareholders; or (5) form, join in or participate in a “group” (within the meaning of the Exchange Act) for the purpose of acting in a concerted manner.

With respect to the support obligations, each of the Viking Global Entities has agreed that it will cause all of our shares of capital stock legally or beneficially owned by it to be voted in favor of any proposal that both (1) has been recommended by our board of directors and (2) relates to a transaction that would constitute a change in control, but only, at the option of such Viking Global Entity, as recommended by our board of directors or in the same proportions as all of our other shareholders voting on such proposal.  Each of the Viking Global Entities has granted our Chief Executive Officer a proxy to vote its shares in accordance with the support obligations, subject to certain exceptions.

Adaptimmune Master Collaboration Agreement

We are party to a master collaboration agreement with Adaptimmune Limited (“Adaptimmune”), pursuant to which we provide Adaptimmune with certain services related to our ImmunoSEQ product and services pursuant to agreed upon project orders. David Goel, a former director, is sole Managing General Partner of Matrix Capital Management Master Fund, LP, which owns greater than 5% of the outstanding equity interest in Adaptimmune.  In the fiscal year ended December 31, 2020, Adaptimmune submitted $123,000 in orders for services provided under the master collaboration agreement.

ZS Associates Master Services Agreement

We are party to a management services agreement with ZS Associates, amended and restated in 2020, pursuant to which ZS Associates provided us with certain sales and marketing services pursuant to agreed-upon work orders. Andris Zoltners, PhD, a former director, was a founding director of ZS Associates. For the fiscal year ended December 31, 2020, we paid ZS Associates $127,000 for services provided under the management services agreement.

New Sequencing Technology

In 2021, we formed a corporate subsidiary, Spin Technologies, Inc. (“SpinTech”) in order to facilitate the development of a potential new early-stage sequencing technology that is ancillary to our core business.  A special independent committee of our board of directors reviewed the structure, assets and business plan of SpinTech in 2020 and subsequently determined that certain executive officers and their affiliates would be given the opportunity to invest in this opportunity on arms-length terms supported by an independent valuation analysis.  The special committee also approved certain mechanisms to limit executive officer participation to ensure his or her ongoing contractual obligations to devote best efforts and full business time, skill and attention to help ensure our core business were not impeded.

In March 2021, Chad Robins, Harlan Robins, Julie Rubinstein and family trusts related to Mr. and Dr. Robins each purchased a minority interest in SpinTech.  Mr. Robins and Dr. Robins each purchased 250,000 shares of SpinTech common stock, representing a 2.5% ownership interest each, for $35,725 each.  Ms. Rubinstein purchased 500,000 shares of SpinTech common stock, representing a 5% ownership interest, for $71,450.  The family trusts related to Mr. and Dr. Robins purchased an aggregate of 2,000,000 shares of SpinTech common stock, representing a 20% ownership interest, for an aggregate purchase price of $285,800.  The Company concurrently contributed a patent license in consideration for 7,000,000 shares of SpinTech common stock, representing a 70% ownership interest.  In addition, we incurred legal and finance costs of approximately $228,000 in early-stage corporate, legal and accounting preparation for the SpinTech opportunity, including entity formation, independent committee support and contractual arrangements between us and SpinTech.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 1, 2021, unless stated otherwise, by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Common stock issuable upon the exercise, conversion or settlement of options, warrants, restricted stock units or other rights to acquire common stock that are currently exercisable, convertible or subject to settlement, or exercisable, convertible or subject to settlement within 60 days of April 1, 2021 are deemed to be outstanding and beneficially owned by the holder for the purpose of computing share and percentage ownership of that holder, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  Except as indicated in the footnotes to the table below, and subject to community property laws where applicable, we believe the persons and entities named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them.  Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Adaptive Biotechnologies Corporation, 1551 Eastlake Avenue East, Suite 200, Seattle, Washington 98102.  The percentage of shares beneficially owned is computed on the basis of 139,887,394 shares of common stock outstanding as of April 1, 2021.

Name of beneficial owner	Total shares beneficially owned	Percentage of class
5% Shareholders:
Viking Global Entities(1)	29,993,708	21.4
Matrix Capital Management Master Fund, LP(2)	12,318,291	8.8
The Vanguard Group(3)	9,655,425	6.9
Named Executive Officers and Directors:
Chad Robins(4)	3,352,696	2.4
Chad Cohen(5)	270,895	*
Harlan Robins, PhD(6)	751,080	*
Julie Rubinstein(7)	339,075	*
Mark Adams, PhD(8)	26,041	*
Katey Einterz Owen, PhD	—	*
Robert Hershberg, PhD, MD(9)	122,827	*
Michelle Griffin(10)	35,535	*
Leslie Trigg	—	*
Peter Neupert(11)	314,827	*
Kevin Conroy(12)	74,931	*
Michael Pellini MD(13)	51,702	*
All directors and executive officers as a group (19 persons)(14)	5,635,289	3.9

*	Represents beneficial ownership of less than 1%.
(1)

Based upon information set forth in a Schedule 13G/A jointly filed by Viking Global Investors LP (“VGI”), Viking Global Performance LLC (“VGP”), Viking Global Equities II LP (“VGEII”), Viking Global Equities Master Ltd. (“VGEM”), Viking Long Fund GP LLC (“VLFGP”), Viking Long Fund Master Ltd. (“VLFM,” and together with all of the preceding entities, the “Viking Global Entities”), O. Andreas Halvorsen, David C. Ott and Rose S. Shabet, with the SEC on February 16, 2021. The total amount of shares consists of (i) 21,562,143 shares held by VGEM, (ii) 440,046 shares held by VGEII and (iii) 7,991,519 shares held by VLFM. VGEM has the power to dispose of and vote the shares directly owned by it, which power may be exercised by its investment manager, Viking Global Performance LLC (“VGP”), and by Viking Global Investors LP (“VGI”), which provides managerial services to VGEM. VGEII has the power to dispose of and vote the shares directly owned by it, which power may be exercised by its general partner, VGP, and by VGI, which provides managerial services to VGEII. VLFM has the power to dispose of and vote the shares directly owned by it, which power may be exercised by its investment manager, Viking Long Fund GP LLC (“VLFGP”), and by VGI, which provides managerial services to VLFM. O. Andreas Halvorsen, David C. Ott and Rose Shabet, as Executive Committee Members of Viking Global Partners LLC (the general partner of VGI), VGP, VLFGP and Opportunities GP have shared authority to dispose of and vote the shares of beneficially owned by VGI, VGP, VLFGP and Opportunities GP. The business address of each of the Viking Global Entities is 55 Railroad Avenue, Greenwich, Connecticut 06830.

(2)

Based on information set forth in a Schedule 13G/A jointly filed with the SEC by Matrix Capital Management Company, LP and David Goel on February 16, 2021, a Form 4 filed by Mr. Goel with the SEC on February 17, 2021 and a Form 4 jointly filed by Matrix Capital Management Company, LP and Mr. Goel with the SEC on March 10, 2021. Matrix Capital Management Company, LP, the investment adviser to Matrix Fund, has discretionary authority to vote and dispose of the shares held by the Matrix Fund and may be deemed to be the beneficial owner of such shares. Mr. Goel serves as the sole Managing General Partner of Matrix Capital Management Company, LP, and in such capacity, may also be deemed to have investment and voting power over the shares held by Matrix Fund. The business address of each of Matrix Fund, Matrix Capital Management Company, LP and Mr. Goel is 1000 Winter Street, Suite 4500, Waltham, MA 02451.  In addition to the 12,309,090 shares of common stock reported by Matrix Fund, Mr. Goel also, in his personal capacity, holds 9,201 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2021.

(3)	Based on information set forth in a Schedule 13G filed by The Vanguard Group with the SEC on February 10, 2021. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(4)

Consists of 1,657,916 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2021. In addition, Mr. Robins beneficially owns 250,000 shares of common stock of SpinTech, or 8.3% of the total outstanding common stock, computed on the basis of 3,000,000 shares of common stock outstanding as of April 1, 2021, excluding shares held by the Company.

(5)	Consists of 269,895 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2021.
(6)

Consists of 750,401 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2021. In addition, Dr. Robins beneficially owns 250,000 shares of common stock of SpinTech, or 8.3% of the total outstanding common stock, computed on the basis of 3,000,000 shares of common stock outstanding as of April 1, 2021, excluding shares held by the Company.

(7)

Consists of 339,075 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2021. In addition, Ms. Rubinstein beneficially owns 500,000 shares of common stock of SpinTech, or 16.7% of the total outstanding common stock, computed on the basis of 3,000,000 shares of common stock outstanding as of April 1, 2021, excluding shares held by the Company.

(8)

Consists of (i) 13,541 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2021 and (ii) 12,500 shares of common stock issuable upon issuance of a restricted stock unit award that vests within 60 days of April 1, 2021.

(9)	Consists of 122,827 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2021.
(10)	Consists of 35,535 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2021.
(11)	Consists of 314,827 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2021.
(12)	Consists of 74,931 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2021.
(13)	Consists of 51,702 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2021.
(14)

Consists of (i) 1,700,259 shares of common stock held directly or indirectly by our current directors and executive officers; (ii) 3,922,530 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2021; and (iii) 12,500 shares of common stock issuable upon issuance of a restricted stock unit award that vests within 60 days of April 1, 2021.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC.  Executive officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms furnished to us and the written representations from certain of the reporting persons that no other reports were required during the fiscal year ended December 31, 2020, all executive officers, directors and greater than ten-percent beneficial owners complied with the reporting requirements of Section 16(a), except for three transactions set forth below.

Delinquent Section 16(a) Reports

Due to an inadvertent omission on a trading confirmation form, an exercise of stock options by Chad Cohen on April 8, 2020 was reported late.  The purchase was reported on an amended Form 4 filed on May 12, 2020.  Due to a service outage for the EDGAR filing service on August 21, 2020, one Form 4 reflecting option exercises for Dr. Robins was filed on August 24, 2020.  In addition, one Form 4 for David Goel reflecting his annual grant of options under the director compensation policy was filed late on May 11, 2020.

Shareholder Proposals and Nominations

Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 1551 Eastlake Avenue East, Suite 200, Seattle, Washington, 98102 not later than December 24, 2021.

Shareholders intending to present a proposal at the 2022 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws.  Our Bylaws require, among other things, that our Secretary receive written notice from the shareholder of record of their intent to present such proposal or nomination not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting.  Therefore, we must receive notice of such a proposal or nomination for the 2022 Annual Meeting no earlier than the close of business on February 11, 2022 and no later than the close of business on March 13, 2022.  The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary, as well as on EDGAR.  In the event that the date of our 2022 Annual Meeting of Shareholders is more than 30 days before or more than 60 days after June 11, 2022, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2022 Annual Meeting and not later than the close of business on the 90th day prior to the 2022 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting is first made by us.  SEC rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with this deadline and in certain other cases notwithstanding the shareholder's compliance with this deadline.  We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our shareholders will be householding our proxy materials.  A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.  Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please (1) notify your bank or broker, (2) direct your written request to: 1551 Eastlake Avenue East, Suite 200, Seattle, Washington 98102 or (3) request from the Company by calling (206) 659-0067.  Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Other Matters

As of the date of this proxy statement, the board of directors knows of no business, other than that described in this proxy statement, that will be presented for consideration at the 2021 Annual Meeting.  If any other business comes before the 2021 Annual Meeting or any adjournment or postponement thereof, proxy holders may vote their respective proxies at their discretion.

By order of the board of directors

Stacy Taylor

Senior Vice President and General Counsel

Seattle, Washington

April 23, 2021

Appendix A

Director Qualification Standards

	Candidate Name	Candidate Name	Candidate Name
Skills / Competencies
1. R&D
a. Any Industry
b. Diagnostics
c. Therapeutics/Drug Discovery
2. Commercialization
a. Any Industry
b. Diagnostics
c. Therapeutics/Drug Discovery
3. Public Company
4. Capital Growth/ Finance
5. Global Expansion/ Distribution
6. Strategic Corporate Development
7. Compliance / Risk / Regulatory
Demographic Information
1. Age
2. Gender
3. Person of Color
4. LGBTQ
Social / Relationship Capital
1. Cultural Fit
2. Industry Network
3. Strategic Partner Network
4. Investment Community Network
Qualities
1.Leadership Experience
2.Analytical Abilities
3.Collaborative Skills
4.Prior Relationship with Adaptive

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: Adaptive Biotechnologies Corporation Annual Meeting of Shareholders For Shareholders as of record on April 14, 2021 TIME: Friday, June 11, 2021 09:00 AM, Pacific Time PLACE: Annual Meeting to be held live via the internet - please visit www.proxydocs.com/ADPT for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Chad Robins, Chad Cohen, and Stacy Taylor, and each or either of them, as the true and lawful attorneys (the "Named Proxies") of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Adaptive Biotechnologies Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/ADPT • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-390-5390 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/ADPT

Adaptive Biotechnologies Corporation Annual Meeting of Shareholders Please make your marks like this: X Use dark black pencil or pen only THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 4 THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR. PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To elect three Class II director nominees to serve on the board of directors of Adaptive Biotechnologies Corporation for a three-year term expiring at the 2024 annual meeting of shareholders. FOR WITHHOLD 1.01 Michelle Griffin #P2# #P2# FOR 1.02 Peter Neupert #P3# #P3# FOR 1.03 Leslie Trigg #P4# #P4# FOR FOR AGAINST ABSTAIN 2. To approve, on a non-binding advisory basis, the compensation of our named executive officers as described in the proxy statement; #P5# #P5# #P5# FOR 1YR 2YR 3YR ABSTAIN 3. To approve, on a non-binding advisory basis, the frequency of future advisory votes on named executive officers' compensation; #P6# #P6# #P6# #P6# 1 YEAR FOR AGAINST ABSTAIN 4. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and #P7# #P7# #P7# FOR 5. The transaction of such other business as may properly come before the meeting. You must register to attend the meeting online and/or participate at www.proxydocs.com/ADPT Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Proposal_Page - VIFL Date Signature (if held jointly) Date